As filed with the Securities and Exchange Commission on January 29, 1998
                                                Registration No. 333-___________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                     -------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                     -------

                                 MENTORTECH INC.
             (Exact name of Registrant as specified in its charter)


    Delaware                        8243                      13-3260705
(State or other
 jurisdiction of          (Primary standard industrial     (I.R.S. employer
 incorporation or          classification code number)     identification no.)
  organization)
                                     -------

                               Terry I. Steinberg
                                    Secretary
                                 Mentortech Inc.
                               462 Seventh Avenue
                            New York, New York 10018
                                 (212) 736-5870

     (Name, address, including zip code, and telephone number, including area code, of agent for service; Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                    -------

                                   Copies to:

                            Steven J. Glusband, Esq.
                            CARTER, LEDYARD & MILBURN
                                  2 Wall Street
                            New York, New York 10005
                                 (212) 732-3200
                               Fax: (212) 732-3232
                                     ------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.
                                     -------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
                                     ------


                                                           Proposed
    Title of Each Class of                                  Maximum                    Proposed                   Amount of
          Securities               Amount to be       Offering Price per          Maximum Aggregate              Registration
       to be Registered             Registered               Share                  Offering Price                   Fee
-----------------------------------------------------------------------------------------------------------------------------
Number of shares of
Common Stock, par value
$.01 per share to be
registered.....................     12,011,485               $0.60 (1)              $7,206,891.00 (1)             $2,126.03

Number of shares of
Common Stock, par value
$.01 per share to be
registered.....................      1,012,997               $0.33                    $976,087.54                   $295.78(2)

Number of shares of
Common Stock, par value
$.01 per share being
carried forward................      1,445,744               $2.50                    $976,087.54                 $2,068.97(3)


(1) Estimated pursuant to Rules 457(c) and 457(o) solely for the purpose of computing the amount of the registration fee on the basis of the average of the bid and the asked prices ($.55 and $.65) of a share of Common Stock as reported by the National Quotation Bureau Inc. on January 27, 1998.

(2) Paid with the filing of Registration Statement on Form SB-2, File No. 333-3677.

(3)  Paid  with the  filing of  Registration  Statement  on Form  S-2,  File No.
     33-93482.

                                ----------------

     Pursuant to Rule 429 under the Securities Act of 1933 the combined Prospectus contained in this Registration Statement applies and shall be used in connection with the Registrant's Registration Statement on Form S-B, Commission File No. 333-33677.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  Subject to Completion: Dated January 29, 1998

PROSPECTUS


                                 MENTORTECH INC.
                              14,470,226 Shares of
                                  Common Stock
                            $.01 Par Value Per Share
                                   -----------

     This Prospectus relates to the resale (the "Offering") of up to 14,470,226 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Mentortech Inc. (the "Company") by certain stockholders of the Company (the "Selling Stockholders"). See "Principal and Selling Stockholders." The Shares may be offered from time to time in transactions effected through the over-the-counter market on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board, in negotiated transactions, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders and certain persons who purchase shares from them, including broker-dealers acting as principals who may resell the Shares, may be deemed "underwriters," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

     The Selling Stockholders acquired the Shares through (i) a March 1995 private placement of Convertible Preferred Stock and warrants to purchase Common Stock (the "1995 Warrants") of the Company (the "1995 Private Placement"); (ii) the issuance of warrants as a result of the Company's noncompliance with the terms of the 1995 Private Placement which required that a Registration Statement on Form S-2 be declared effective on a specific date (the "Penalty Securities");
(iii) the issuance of warrants pursuant to antidilution provisions (the "Antidilution Securities"); (iv) the conversion of bridge loans made to the Company in December 1995 (the "1995 Bridge Loans") and October 1996 (the "1996 Bridge Loans" and together with the 1995 Bridge Loans, sometimes collectively referred to as the "Bridge Loans"); (v) the issuance of 127,273 shares of Common Stock in October 1997 in connection with acquisition of GLTN Computer Consultants,

Inc.; (vi) a December 1997 private placement (the "1997 Private Placement") of 2,045,453 units, each unit consisting of two shares of Common Stock and one warrant to purchase a share of Common Stock at $.55 per share (the "1997 Warrants"); (vii) the conversion by the Company's principal shareholder, Mashov Computers Marketing Ltd. ("Mashov") of $1,162,000 of debt into 1,056,363 units, each consisting of two shares of Common Stock and a 1997 Warrant. Included in the Shares are 3,101,818 shares of common stock issuable upon exercise of two-year warrants issued in December 1997 that are exercisable at a price of $.55 per share. In addition, this Prospectus relates to 1,226,848 shares of Common Stock issuable upon exercise of warrants sold to the Company's financial consultant, Brean Murray & Co., Inc. in January 1998 (the "Brean Murray Warrants") having exercise prices ranging from $.55 to $1.07 per share. The above-mentioned Convertible Preferred Stock, 1995 Warrants, Penalty Securities, Antidilution Securities and Bridge Loans were converted into Common Stock pursuant to a Conversion and Waiver Agreement dated February 6, 1997 and effective February 13, 1997 (the "Conversion Agreement").

     The Company will not receive any of the proceeds from the sale of any of the Shares. The Company has agreed to bear the expenses in connection with the registration of the Shares being offered by the Selling Stockholders which are estimated to be $70,000. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

     The Company's Common Stock is quoted on the over-the-counter market on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board, under the symbol "MNTK." On January 27, 1998, the average of the bid and the asked prices of the Common Stock as reported by the National Quotation Bureau Inc. was $0.60 per share.

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors" beginning on page 7.

                                   ----------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                  The date of this Prospectus is _______, 1998.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60611-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates.

     The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form SB-2 (including all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Shares offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Descriptions in this Prospectus regarding the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are summaries of all their material provisions but may not necessarily be complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the pubic reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                                     -------

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

                                   The Company

     The Company develops and offers instructor-led training ("ILT") and technology-based training ("TBT") courses for information technology professionals and end-users and also provides consulting services, in both the State of Israel and the New York tri-state area. The Company's ILT programs include a wide range of introductory and advanced classes in a multitude of subjects ranging from full vocational training programs which are geared to training individuals to become information technology ("IT") professionals to end-user computer proficiency courses. The Company develops and offers TBT programs for use in conjunction with its ILT classes, as well as for home and corporate users who use self-study tools for training and reference. The Company's TBT software line includes offerings on Lotus Notes, cc: Mail, Microsoft Office, and other end-user titles. In addition, the Company develops TBT products for corporations in Israel and the United States.

     The Company has been authorized as a training center by many software and hardware manufacturers, including Aldus, Apple, Borland, Corel, Lotus, and Magic Software Enterprises Ltd. The Company offers an extensive curriculum of Microsoft courses under its Microsoft Advanced Technical & Education Center Authorization, and Lotus Notes courses under the Company's Lotus Premium Partner and Lotus Authorized Education Center Status. The authorization status entitles the Company to preview new products, and thus enables the Company to coordinate the introduction of training products concurrently with product releases. In addition, the authorization status allows the Company to purchase training manuals from the software publishers and offer official vendor courses.

     The Company's Consulting Services Division ("CSD") is responsible for identifying and providing computer personnel, on a temporary basis, to the Company's client base for special projects. The Company provides its clients with its own full-time employees, as well as with independent contractors. Consultants' projects include (i) development of computer programs in accordance with the client's specifications; (ii) installation of network operating systems, and networking and communications software tools; (iii) troubleshooting software problems; and (iv) staffing end-user help desk support.

     Effective February 13, 1997, the Company underwent a change in control pursuant to a Stock Purchase Agreement between Mashov and PC Etcetera, Inc. (the "Stock Purchase Agreement"). Mashov acquired 68.5% of the common stock of PC Etcetera, Inc. on a fully diluted basis, in consideration for which PC Etcetera, Inc. acquired Sivan Computers Training Center (1994) Ltd. ("Sivan") and Mashov Computer Based Training (C.B.T.) Ltd. ("Mashov CBT"), both of which corporations are incorporated under the laws of the State of Israel. Under regulations of the Commission and generally accepted accounting principles, the stock purchase transaction has been accounted for as a reverse acquisition such that Sivan and Mashov CBT are considered the surviving entity, although Mentortech remains the Registrant for purposes of filing periodic reports with the Commission. Accordingly, for ease of reference in this Prospectus, when the historical U.S. operations of Mentortech are discussed, the entity will be referred to as "PCE U.S." When the historical operations of Sivan and Mentortech TBT are discussed, the entity will be referred to as "Mentortech." When the current consolidated operations of Mentortech Inc. and its subsidiaries are discussed, the entity will be referred to as the "Company."

     The Company was incorporated in New York in March 1985 as PC Executive Center, Inc. It changed its corporate domicile to Delaware in December 1987, at which time it assumed the name PC Etcetera, Inc. The Company changed its name to Mentortech Inc. on August 4, 1997. The Company's executive offices are located at 462 Seventh Avenue, New York, New York 10018 (telephone number: (212) 736-5870).

                                  The Offering


Common Stock offered by the
  Selling Stockholders................................. 14,470,226 Shares (1)
Common Stock to be outstanding after the Offering...... 31,898,069 Shares (1)(2)
Use of proceeds........................................ The Company will not receive any of the
                                                        procceeds from the
                                                        Offering (3)
Nasdaq Bulletin Board symbol.........................................MNTK

__________
(1) Includes 3,101,818 shares of Common Stock issuable upon exercise of the 1997 Warrants at $.55 per share and 1,226,848 shares of Common Stock issuable upon exercise of warrants issued to Brean Murray & Co., Inc. exercisable at $0.55, $0.71 and $1.07 per share.

(2) Excludes (i) 765,000 shares of Common Stock issuable upon exercise of outstanding options and (ii) 4,235,000 shares of Common Stock reserved for issuance pursuant to the Company's 1997 Stock Option Plan. See "Capitalization."

(3) The Company will receive the proceeds from any exercise of the 1997 Warrants or the Brean Murray Warrants (except for those warrants exercised on a cashless basis).

                                  Risk Factors

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

          Selected Historical and Pro Forma Consolidated Statements of
                          Operations and Balance Sheets
                      (in thousands, except per share data)

                                                                                                    Nine Months
                                                       Year Ended December 31,                  Ended September 30,
                                                       -----------------------                  -------------------
                                                                           Pro                                        Pro
                                                                          Forma                                      Forma
                                                       1995      1996     1996(1)            1996        1997        1997(2)
                                                       ----      ----     --------           ----        ----       -------
Statement of Operations Data:

Revenues.........................................     $6,651    $9,400     $16,442          $6,606     $13,083       $13,685
Cost of revenues.................................      3,849     4,713       9,677           3,454       8,105         8,509
                                                      ------    ------     -------          ------     -------      --------
Gross profit.....................................      2,802     4,687       6,765           3,152       4,978         5,176
Operating expenses:
   Selling and marketing                                 921     1,446       2,428             927       1,955         2,030
   General and administrative                          1,816     3,359       6,049           1,959       2,770         3,035
   Research and development......................         --       248         306             192         340           340
                                                     -------   -------     -------          ------      ------        ------

Income (loss) from operations....................         65      (366)     (2,018)             74         (87)         (229)

Equity in earnings of affiliate..................         61        68          68              41          --            --
Gain on sale of subsidiary.......................         --        --         249              --          44            50
Financial expenses (net).........................       (433)     (455)       (595)           (411)       (136)          150
Income taxes.....................................         --       (45)        (45)             --          --            --
                                                       -----    ------     -------         -------     -------       -------
       Net (loss)................................       (307)     (798)     (2,341)          $(296)      $(179)        $(329)
                                                      ======    ======     =======          ======      ------        ======

       Net (loss) per common share...............     $(0.02)   $(0.05)     $(0.16)         $(0.02)     $(0.01)       $(0.02)
                                                      ======    ======     =======          ======     =======       -------
       Weighted average common shares
           outstanding...........................     15,000    15,000      15,000          15,000      16,386        21,238
                                                      ======    ======     =======          ======      ======        ======
Dividends........................................         --        --          --              --          --            --


                                        December 31, 1996    September 30, 1997
                                        -----------------    ------------------
Balance Sheet Data:

Working capital (deficiency)............   $ (1,618)           $ (2,201)
Total assets............................      6,970              12,140
Total debt..............................      7,717               7,891
Stockholders' equity (deficit)..........      (747)               4,249

------------------
(1) Gives effect to the reverse acquisition by Sivan and Mashov CBT of PCE U.S. as if the stock purchase transaction occurred on January 1, 1996.

(2) Gives effect to the reverse acquisition by Sivan and Mashov CBT of PCE U.S. as if the stock purchase transaction occurred on January 1, 1997.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.

     Operating Results May Fluctuate. The Company has experienced and may in the future experience significant fluctuations in revenues and operating results from quarter to quarter due to a combination of factors, many of which are beyond the Company's control. These factors include: the timing of significant revenues for the Company's services; new services introductions by the Company or its competitors; changes in the Company's product or service mix that may affect revenues, prices, margins or both; further expansion of the Company's marketing and service operations; disruptions in sources of personnel; changes in personnel costs; regulatory changes; general economic conditions and other factors. The Company's operating expenses are based on anticipated revenue levels, and a high percentage of such expenses are relatively fixed. The Company believes that its quarterly operating results will continue to be subject to significant fluctuations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     History of Unprofitable Operations; Accumulated Deficit; Working Capital Deficiency. During the fiscal years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, the Company's operations were unprofitable. In addition, as of September 30, 1997, the Company had an accumulated deficit of $1,145,000 and a working capital deficiency of $2,201,000. No assurance can be given that it will operate on a profitable basis in the future. The ability of the Company to continue its operations successfully is materially dependent upon the marketing of its services and products in a profitable manner and the raising of any additional capital which it may require. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Recent Merger; Failure to Manage Growth Effectively Could Have a Material Adverse Effect on the Company. The Company has grown significantly in 1997 as a result of the Stock Purchase Agreement. The Company's ability to manage its growth will require it to continue to improve its operational, financial and management information systems, and to motivate and manage its employees effectively. In addition, the Company's management must manage operations which are international in scope. If the Company's management is unable to manage the Company's growth and geographically dispersed operations effectively, the quality of the Company's services, its ability to retain key personnel and its business and operating results and financial condition could be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Company Depends upon Major Customers. There can be no assurance that the Company's current customers will continue to retain the Company or that the Company will be able to sell services to new customers. The loss of any one or more of the Company's major customers could materially and adversely affect the Company's business, operating results and financial condition.
See "Business - Marketing."

     Market for Company's Services is Highly Competitive. The market for the Company's services is highly competitive and subject to rapid technological change. The Company faces competition from a number of entities which presently provide computer training and consulting services, or market TBT products, similar to those furnished by the Company. The Company also encounters competition from educational institutions providing personal computer training programs, including universities, colleges and adult education centers, and customers' in-house training staffs. Many of the entities which provide ILT and consulting services, and market TBT products, have greater financial and marketing resources than the Company. Increased competition could materially and adversely effect the Company's results of operations through price reductions and loss of market share. There can be no assurance that the Company will be able to continue to compete successfully against its existing competitors or that it will be able to compete successfully against new competitors. See "Business--Competition."

     Cancellation of Software Manufacturers' Authorizations. The Company is authorized to act as a training center by various software manufacturers. Management believes that such authorizations have several advantages, including referrals from the software manufacturers and free listings in the advertising literature published or distributed by such manufacturers. No assurance can be given that the Company will continue to maintain its authorizations or that it will be successful in obtaining new authorizations in the future. The inability to maintain such authorization or obtain new ones could make the Company's training courses and consulting services less attractive to its clients and thus materially adversely effecting its financial results and financial condition. See "Business - Software Manufacturers' Authorized Training Centers."

     The Loss of Key Employees Could Have a Material Adverse Effect on the Company's Business. The Company's success depends to a significant degree upon its executive officers. The loss of any of Roy Machnes, Chairman and Chief Executive Officer, Terry I. Steinberg, Executive Vice President for North American Sales and Marketing, or Elan Penn, Chief Financial Officer, could have a material adverse effect on the Company's business. The Company's success also depends upon its ability to attract and retain highly skilled technical, management and other personnel. Competition for such personnel is intense, and the inability to attract and retain additional qualified employees or the loss of current key employees could materially and adversely affect the Company's business, operating results and financial condition. See "Business - Employees" and "Management."

     Company's Proprietary Technology Has Limited Protection. The Company possesses limited patent or registered intellectual property rights with respect to its TBT technology. The Company depends in part upon its proprietary technology and know-how to differentiate its products and service from those of its competitors. The Company relies on a combination of contractual rights and trade secret laws to protect its proprietary technology. There can be no assurance that the

Company will be able to protect its technology or that third parties will not be able to develop similar technology independently. See "Business - Protection of Proprietary Technology."

     Risks Associated with Allegations of Patent Infringement in the Software Industry. The software industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. There can be no assurance that third parties will not assert infringement claims against the Company in connection with its products, that any such assertion of infringement will not result in litigation, or that the Company would prevail in such litigation or be able to license any valid and infringed patents of third parties on commercially reasonable terms. Furthermore, litigation, regardless of its outcome, could result in substantial cost to and diversion of effort by the Company. Any infringement claims or litigation against the Company could materially and adversely affect the Company's business, results of operations and financial condition. See "Business
- Protection of Proprietary Technology."

     Company Will Continue to be Controlled by its Principal Stockholder. Upon completion of this offering, Mashov will beneficially own an aggregate of approximately 60.4% of the Company's outstanding Common Stock. As a result, Mashov will continue to be able to exert controlling influence over the outcome of actions requiring stockholder approval, such as the election of the Company's directors, amendments to the Company's Certificate of Incorporation and mergers. Roy Machnes, Chairman of the Board of Directors and the Company's Chief Executive Officer is also the Chairman of the Board of Mashov, and Elan Penn, a Director and the Company's Chief Financial Officer is also the Chief Financial Officer and a Director of Mashov. In addition, David Assia and Jack Dunietz are both Directors of the Company and of Mashov. Messrs. Machnes, Penn, Assia, and Dunietz own 1.51%, 0.4%, 0.56% and 3.15% of voting equity of Mashov, respectively. Mashov is an 80%-owned subsidiary of Mashov Computers Ltd., a publicly-held company in Israel. Messrs. Assia and Dunietz are directors of Mashov Computers Ltd. and are the beneficial owners of approximately 30% of its issued and outstanding shares. See "Management," "Principal and Selling Stockholders" and "Description of Capital Stock."

     Impact of the Securities Enforcement and Penny Stock Reform Act of 1990. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a price of less than $5.00 per share, subject to certain exceptions (such exceptions including an equity security listed on Nasdaq) and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     As a result of the Company's common stock not being quoted on Nasdaq and its failure to have $2,000,000 in net tangible assets, trading in the Company's common stock is covered by Rule 15cg-9 promulgated under the Exchange Act for non-Nasdaq and non-exchange listed securities. Under the rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share. The regulations on penny stocks could limit the ability of broker-dealers to sell the Company's common stock and thus the ability of purchasers to sell their Shares in the secondary market.

     Illiquidity of Trading Market; Sales of Shares Eligible for Future Sale Could Adversely Affect Market Prices for the Company's Common Stock. The Company does not currently meet the initial listing requirements for the Nasdaq SmallCap Market. Accordingly, trading in the Company's Common Stock is conducted in the over-the-counter market on the Nasdaq Bulletin Board where there is presently only a limited trading market for such securities. As a consequence, purchasers of the Shares could find it difficult to dispose of, or obtain accurate quotations as to the market value of such Shares. Sales of substantial amounts of Common Stock of the Company in the public market following the effective date of the Registration Statement of which this Prospectus forms a part could adversely affect the market price for such Common Stock. At present, less than 2% of the Company's outstanding shares are believed to be in the public market. See "Price Range of Common Stock" and "Shares Eligible for Future Sale."

     Anti-takeover Provisions of the Company's Certificate of Incorporation and By-Laws May Adversely Affect Holders of Common Stock or Delay or Prevent
Corporate Takeovers. Certain provisions of the Company's Certificate of Incorporation and By-Laws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Certain of such provisions allow the Company to issue preferred stock with rights senior to those of the Common Stock and impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. The issuance of preferred stock and certain of the provisions in the Company's Certificate of Incorporation and By-Laws may delay, defer or prevent a change in control of the Company. The mere existence of these provisions could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock and therefore may have a depressive effect on the market price of the Common Stock. See "Description of Capital Stock."

     Delaware Anti-takeover Provisions May Adversely Affect Holders of Common Stock or Delay or Prevent Corporate Takeovers. Section 203 of the Delaware General Corporation Law restricts certain business combinations with any "interested stockholder" as defined in such law. This statute may delay, defer or prevent a change in control of the Company. See "Description of Capital Stock."

     Company Does Not Anticipate Paying Dividends. The Company does not anticipate paying any cash dividends in the foreseeable future. See "Dividend Policy."

Risks Relating to the Company's Operations in Israel

     Operations in Israel. The Company's two Israeli-based subsidiaries were responsible for 63% of the Company revenues for the first nine months of 1997 on a pro forma basis, and 57% of the combined revenues of PCE U.S., Sivan and Mashov CBT for the year ended December 31, 1996. Accordingly, the Company's operations are directly affected by economic, political and military conditions in Israel. For information with respect to certain factors concerning the State of Israel, and risks related to its economic and political situation, see "Conditions in Israel."

     Some of the Company's employees are currently obligated to perform annual reserve duty in the Israeli Defense Forces and are subject to being called for active duty at any time upon the outbreak of hostilities. While the Company has operated effectively under these requirements, no shareholder prediction can be made as to the effect on the Company of any expansion of such obligation. See "Business - Conditions in Israel."

     Impact of Inflation and Currency Fluctuations. In 1995 and 1996 substantially all of Mentortech's expenses were in unlinked New Israeli Shekels ("NIS") and all of the expenses of the Company's Israeli subsidiaries continued to be denominated in unlinked NIS. The Company's results are influenced by the extent to which any inflation in Israel is not offset (or is offset on a lagging basis) by the devaluation of the NIS in relation to the dollar. The inflation rate in Israel was 8.1% in 1995 and 10.6% in 1996. At the same time, the devaluation of the NIS against the dollar was limited to 3.9% in 1995 and 3.7% in 1996. In the nine months ended September 30, 1997, the rate of devaluation increased to 7.57%. The Company could be adversely affected in the future as a result of currency fluctuations. See "Management's Discussions and Analysis of Financial Conditions and Results of Operations" and "Conditions in Israel."

                                 USE OF PROCEEDS

     The Company will receive no part of the proceeds from the sale of any of the Shares by any of the Selling Stockholders. Any proceeds from the exercise of the 1997 Warrants or the Brean Murray Warrants will be added to working capital.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1997, and an adjustment to give effect to the issuance of 4,090,910 shares of Common Stock in connection with the 1997 Private Placement, the issuance of 2,112,726 shares of Common Stock upon conversion of $1,162,000 of debt of Mashov, and the issuance of 127,273 shares of Common Stock in connection with the purchase of the assets of GLTN Computer Consultants. A special meeting of stockholders of the Company will be held on February 26, 1998 for the purpose of authorizing a one-for-eight reverse split of the Common Stock and reduction in the number of authorized shares of Common Stock to 20,000,000 shares. It is expected that this proposal will pass. This table should be read in conjunction with the Company's Pro Forma Financial Data and Consolidated Financial Statements and notes thereto and the other information included elsewhere in this Prospectus.


                                                             September 30, 1997
                                                             ------------------
                                                            Actual   As Adjusted
                                                            ------   -----------
                                                                (In thousands)
Long-term liabilities.....................................  $1,223        $623
                                                            ======        ====

Stockholders' equity:
Preferred Stock, $.001 par value;
  5,000,000 shares authorized, no shares
  issued or outstanding...................................      --          --
Common Stock, $.01 par value;
  45,000,000  shares  authorized;  21,238,495
  shares issued and  outstanding at
  September 30, 1997 and 27,569,403 shares issued
  and outstanding as adjusted (1)......................... $   212       $ 276
Additional paid-in capital................................   5,325       8,675
Cumulative foreign currency translation
  adjustment..............................................    (143)       (143)
Accumulated deficit.......................................  (1,145)     (1,145)
                                                           -------      -------
    Total stockholders' equity............................ $ 4,249      $7,663
                                                           -------       -----
    Total capitalization.................................. $ 5,472      $8,286
                                                           =======      ======

__________
(1) The 27,569,403 issued and outstanding shares of Common Stock, as adjusted excludes (i) the exercise of 3,101,818 1997 Warrants and 1,226,848 Brean Murray Warrants; (ii) 765,000 shares of Common Stock issuable upon exercise of outstanding options; (iii) 4,235,000 shares of Common Stock reserved for issuance pursuant to the Company's 1997 Stock Option Plan and (iv) 122,000 warrants having exercise prices ranging from $2.50 to $6.25 per share.

                                 DIVIDEND POLICY

     The Company currently intends to retain all of its earnings, if any, to finance future growth, and therefore does not anticipate paying any cash dividends in the foreseeable future.


                           PRICE RANGE OF COMMON STOCK

     The Common Stock is traded in the over-the-counter market on the National Association of Securities Dealers' Bulletin Board under the symbol "MNTK". The following table sets forth the range of the closing high and low bid prices for the Company's Common Stock as reported by the National Quotation Bureau, Inc. The quotations below reflect inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.


                                                            High           Low
                                                            ----           ---
1998
----
First Quarter (through January 27,)...................     $ 9/16         $ 1/2

1997
----
First Quarter.........................................     $ 3/8          $ 1/4
Second Quarter........................................       5/16           1/4
Third Quarter.........................................       7/32           3/16
Fourth Quarter........................................       1/2            3/32

1996
----
First Quarter.........................................     $ 9/16         $ 9/16
Second Quarter........................................       1/2            1/2
Third Quarter.........................................       1/2            1/4
Fourth Quarter........................................       1/4            1/4

                       UNAUDITED PRO FORMA FINANCIAL DATA
                          Year Ended December 31, 1996

     The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1996 give effect to the reverse acquisition by Sivan and Mashov CBT of PCE U.S. as if the stock purchase transaction occurred on January 1, 1996.

     These pro forma financial statements should be read in conjunction with the audited financial statements and notes thereto of PCE U.S., Sivan and Mashov CBT as of and for the year ended December 31, 1996. In management's opinion, all material adjustments necessary to reflect the effect of the stock purchase transaction have been made.

     The unaudited pro forma consolidated financial statements are not necessarily indicative of what the consolidated results of operations would have been for the year ended December 31, 1996 had the sale stock purchase transaction occurred on January 1, 1996 nor are they necessarily indicative of the financial position or results of operations for future periods.

                        MENTORTECH INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                DECEMBER 31, 1996
                                   (UNAUDITED)

                                            MENTORTECH          SIVAN AND             PRO FORMA                        PRO FORMA
                                           CONSOLIDATED         MASHOV CBT            ADJUSTMENTS       NOTES         AS ADJUSTED
                                           ------------         ----------            -----------       -----         -----------

                                                             (in thousands except for share and per share data)

Revenue.............................         $ 7,042              $ 9,400                                                $16,442

Cost of revenue.....................           4,964                4,713                                                  9,677
                                               -----                -----                                                 ------

Gross profit........................           2,078                4,687                                                  6,765

Selling and marketing...............             982                1,446                                                  2,428
General and administrative .........           2,326                3,359                   364          (A)(C)            6,049
Research and development............              58                  248                                                    306
                                             -------                -----                                                   ----

Operating loss......................          (1,288)                (366)                 (364)                          (2,018)

Gain on sale of subsidiary..........             182                    0                                                    182
Other income........................              67                                                                          67
Financial expenses, net.............            (174)                (455)                   34            (B)              (595)
                                               -----                -----                    --                             ----

Net loss before provision
  for income taxes..................          (1,213)                (821)                 (330)                          (2,364)
Income taxes........................               0                  (45)                                                   (45)
Equity in earnings of affiliate.....              --                   68                                                     68
                                             -------               ------                ------                            -----
Net loss............................         $(1,213)             $  (798)                $(330)                         $(2,341)
                                             =======              =======                ======                          =======

Loss per share......................         $ (0.39)             $ (0.05)                                                $(0.16)
                                             =======              =======                                                 ======
Weighted average number of
  shares outstanding................           3,138               15,000                                                 15,000

-------------------
Adjustments to Pro Forma Consolidated Statement of Operations:

(A) To record the amortization of goodwill for the year as if the stock purchase transaction occurred as of January 1, 1996. The goodwill is being amortized over 20 years.

(B) To reverse interest expense related to loans payable - related party which was converted to equity.

(C) To record additional salary and wages expense that would have been incurred had the employment contracts with the Executive Vice President and Chief Financial Officer been effective January 1, 1996.

                       UNAUDITED PRO FORMA FINANCIAL DATA
                      Nine Months Ended September 30, 1997

     The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1997 give effect to the reverse acquisition by Sivan and Mashov CBT of PCE U.S. as if the stock purchase transaction occurred on January 1, 1997.

     These pro forma financial statements should be read in conjunction with the unaudited financial statements of the Company as of September 30, 1997. In management's opinion, all material adjustments necessary to reflect the effect of the stock purchase transaction have been made.

     The unaudited pro forma consolidated financial statements are not necessarily indicative of what the consolidated results of operations would have been for the nine months ended September 30, 1997 had the stock purchase transaction occurred on January 1, 1997 nor are they necessarily indicative of the financial position or results of operations for future periods.

                        MENTORTECH INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               SEPTEMBER 30, 1997
                                   (UNAUDITED)


                                            MENTORTECH              PRO FORMA                          PRO FORMA
                                           CONSOLIDATED            ADJUSTMENTS          NOTES        AS ADJUSTED
                                           ------------            -----------          -----        -----------

                                                         (in thousands except for per share data)

Revenues............................        $13,083                  $ 602                B          $ 13,685

Cost of revenues....................          8,105                    404                B             8,509
                                              -----                    ---                              -----

Gross profit........................          4,978                    198                              5,176

Selling and marketing...............          1,955                     75                              2,030
General and administrative..........          2,770                     14                A             3,035
Research and development............            340                    251                B               340
                                              -----                   ----                               ----

Operating income (loss).............            (87)                  (142)                              (229)
Gain on sale of subsidiary..........             44                      6                                50
Financial expense, net..............            136                    (14)               B              150
                                              -----                   ----                              ----

Net loss............................         $ (179)                 $(150)                           $ (329)
                                             =======                 =====                             =====

Loss per share......................         $(0.01)                                                   $(0.02)
                                             ======                                                   ========

Weighted average number of
  shares outstanding................     16,386,332                                                21,238,495

----------------

Adjustments to Pro Forma Consolidated Statement of Operations:

(A) To record the amortization of goodwill for the nine months as if the stock purchase transaction occurred as of January 1, 1997. The goodwill is being amortized over 20 years.

(B) To record the results of operations for PCE U.S. for the period January 1, 1997 through the date of the stock purchase transaction effective February 13, 1997.

                             SELECTED FINANCIAL DATA

     The selected financial data of the Company set forth below are qualified by reference to, and should be read in conjunction with, the financial statements and notes thereto included elsewhere in this Prospectus. The financial statements for the years ended December 31, 1995 and 1996 included in this Prospectus reflect the operations of Sivan and Mashov CBT. Because of the change in control, the stock purchase transaction between Mashov and PCE U.S. was accounted for as a reverse acquisition. Based on such accounting treatment, Sivan is reported as the surviving entity. The unaudited financial statements for the nine months ended September 30, 1997 included in this Prospectus reflect the operations of Sivan and Mashov CBT since January 1, 1997, and PCE U.S. and PC Etcetera Israel since February 1, 1997, the date of the stock purchase transaction used for accounting purposes. The unaudited financial statements for the nine months ended September 30, 1996 reflect the operations of Sivan and Mashov CBT. Mashov CBT did not begin operations until the second quarter of 1996. In the opinion of management, the unaudited financial information of the Company has been prepared on the same basis as the audited financial statements and includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial data for such periods.

          Selected Historical and Pro Forma Consolidated Statements of
                          Operations and Balance Sheets
                      (in thousands, except per share data)


                                                                                                   Nine Months
                                                      Year Ended December 31,                   Ended September 30,
                                                      -----------------------                   -------------------

                                                                          Pro                                         Pro
                                                                         Forma                                       Forma
                                                       1995      1996     1996(1)            1996        1997        1997(2)
                                                       ----      ----     -------            ----        ----        -------
Statement of Operations Data:

Revenues.........................................     $6,651    $9,400    $16,442           $6,606     $13,083       $13,685
Cost of revenues.................................      3,849     4,713      9,677            3,454       8,105         8,509
                                                      ------    ------    -------            -----     -------       -------
Gross profit.....................................      2,802     4,687      6,765            3,152       4,978         5,176
Operating expenses:
   Selling and Marketing                                 921     1,446      2,428              927       1,955         2,030
   General and Administrative                          1,816     3,359      6,049            1,959       2,770         3,035
   Research and development......................         --       248        306              192         340           340
                                                     -------   -------    -------            -----     -------         -----

Income (loss) from operations....................         65      (366)    (2,018)              74         (87)         (229)

Equity in earnings of affiliate..................         61        68         68               41          --            --
Gain on sale of subsidiary.......................         --        --        249               --          44            50
Financial expenses (net).........................       (433)     (455)      (595)            (411)       (136)          147
Income taxes.....................................         --       (45)       (45)              --          --            --
                                                     -------     -----    -------          -------     -------        ------
       Net (loss)................................       (307)     (798)    (2,341)          $ (296)     $ (179)        $(329)
                                                    ========     =====    =======          =======     =======        ======

       Net (loss) per common share...............     $(0.02)   $(0.05)    $(0.16)         $ (0.02)    $ (0.01)       $(0.02)
                                                      ======    ======    =======         ========     =======        ======
       Weighted average common shares
              outstanding........................     15,000    15,000     15,000           15,000      16,386        21,238
                                                      ======    ======    =======          =======      ======        ======
Dividends........................................         --        --         --               --          --            --



Balance Sheet Data:                     December 31, 1996     September 30, 1997
                                        -----------------     ------------------

Working capital (deficiency)............    $  (1,618)             $(2,201)
Total assets............................        6,970               12,140
Total debt..............................        7,717                7,891
Stockholders' equity (deficit)..........         (747)               4,249


(1) Gives effect to the reverse acquisition by Sivan and Mashov CBT of PCE U.S. as if the stock purchase transaction occurred on January 1, 1996.

(2) Gives effect to the reverse acquisition by Sivan and Mashov CBT of PCE U.S. as if the stock purchase transaction occurred on January 1, 1996.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance, levels of activity, or achievements of the Company and its consolidated subsidiaries, or industry results, to be materially different from any future results, performance, levels of activity, or achievements of the Company expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general and economic business conditions, changes in the industry, and the ability of the Company to implement its business strategy, as well as those discussed elsewhere in this Prospectus. The following discussion and analysis should be read in conjunction with the financial statements and notes thereto of the Company, PCE U.S. and Mentortech (formerly Sivan and Mashov CBT) included elsewhere in this Prospectus. All dollar amounts referred to herein are in thousands.

Background

     Effective February 13, 1997, a change of control of PCE U.S. occurred pursuant to the Stock Purchase Agreement between PCE U.S. and Mashov, whose shares are publicly traded on the Tel-Aviv Stock Exchange (the "TASE"). Mashov is a subsidiary of Mashov Computers Ltd., whose shares are also publicly traded on the TASE. Based on the Stock Purchase Agreement, Mashov acquired 8,438,924 shares of Common Stock and 658,412 shares of Series C Preferred Stock of PCE U.S. (collectively, the "Sale Stock"), where each share of Series C Preferred Stock is convertible into 10 shares of Common Stock and has 10 to 1 voting rights in relation to shares of Common Stock. In consideration for the Sale Stock, PCE U.S. acquired two of Mashov's subsidiaries, Sivan and Mashov CBT. Pursuant to the Stock Purchase Agreement, Mashov acquired 69% of PCE U.S.'s equity and voting securities on a fully diluted basis, subject to an adjustment based upon the fiscal year 1996 audited balance sheets of PCE U.S., Sivan and Mashov CBT. Such adjustment was made on August 4, 1997 when Mashov contributed 345,595 shares of Common Stock to the capital of the Company. In addition, on August 4, 1997, the 658,412 shares of Series C Preferred Stock were converted by Mashov into 6,584,120 shares of Common Stock. As a result of the adjustment discussed above, such conversion and the Common Stock acquired in the 1997 Private Placement, Mashov currently owns 60.4% of the outstanding Common Stock.

     As a result of the execution of the Stock Purchase Agreement with Mashov, PCE U.S.'s working capital position improved. The Stock Purchase Agreement provided that Sivan and Mashov CBT have net tangible assets of $2,200, where such assets included a cash contribution by Mashov of $1,500 to PCE U.S.

     In connection with the execution of the Stock Purchase Agreement, PCE U.S. executed the Conversion Agreement effective February 13, 1997 with certain prior holders the Company's equity securities and debt (the "Conversion Parties"). Pursuant to the Conversion Agreement, the

Conversion Parties received Common Stock in consideration for the cancellation of the debt owed by PCE U.S. and as a result of antidilution provisions relating to the securities owned by the Conversion Parties. After giving effect to the Conversion Agreement, and aggregating their prior holdings, the Conversion Parties held 4,812,509 shares of Common Stock. In addition, 668,531 shares of Common Stock were issued to PCE U.S.'s financial adviser, Helix Capital, LLC, in the transaction.


Nine Month Period Ended September, 1997 as Compared with the Nine Month Period Ended September 30, 1996.

     Revenues. The Company's revenues are derived from training services, contractual consultation services, and TBT product sales. The Company's revenues relating to ILT are recognized over the life of the training course. Franchise revenues from centers operating with the Sivan trade name in Israel and utilizing Sivan's training materials are included in ILT revenues. Contract consulting revenues are recognized as the services are performed. TBT revenues are recognized upon shipment of the software provided that no significant vendor obligations remain and collection of the related receivable is probable. The Company's refund policy provides that dissatisfied trainees may either attend the same course without charge or the trainee's employer may request a full refund. It is Company policy to reserve for potential refunds; however, an allowance for refunds has not been established because historically minimal refunds have been issued. Retakes of a course are provided on a seat available basis. Accordingly, the Company does not incur any financial exposure with respect to such retakes.

     The Company 's revenues for the nine months ended September 30, 1997 increased 98% to $13,083 from $6,606 from the comparable 1996 period. Sivan training revenues increased by 29% from $6,487 for the nine months ended September 30, 1996, to $8,359 for the nine months ended September 30, 1997. Sivan Jerusalem, a company in which Sivan had held a 50% equity investment until January 1997, when Sivan purchased the remaining equity, accounted for 41% of Sivan's increased revenues for the nine months ended September 30, 1997. Sivan's share of Sivan Jerusalem's results of operations were reported as equity in earnings of an affiliate in 1996. The remaining increases in Sivan's revenues of 17% for nine months ended September 30, 1997 were due primarily to its success in offering more profitable technical courses as well as an increase in the number of application courses offered. The operations of Mashov CBT began in April 1996, therefore the 1996 amounts only reflect six months of operations rather than nine.

     The revenues of the U.S. Operation were $4,825 for the nine months ended September 30, 1997, an increase of 2%, compared to revenues of $4,707, for the nine months ended September 30, 1996. In 1997, the U.S. Operation has been placing more emphasis on the growth of its Consulting Services Division. Consulting revenues for the New York metropolitan area increased from $2,725 for the nine months ended September 30, 1996, to $3,564, for the nine months ended September 30, 1997, an increase of 31%. Consulting revenues decreased in the third quarter of 1997 primarily due to termination of assignments and delays in the start dates of new assignments. Management has engaged a consultant's advocate whose primary role is to communicate with consultants, increase their retention rate and improve expected termination reporting. Management believes that this action should reduce future turnover.

     During the nine months ended September 30, 1997, the U.S. Operation continued to experience declining ILT revenues. Application training revenues decreased by approximately 36% for the nine months ended September 30, 1997 compared to the same period in 1996. Management attributes the declining ILT revenue to the fact that software vendors have not released many new versions of existing software. The U.S. Operation had anticipated that the release of a new application software entitled Office 97 would have a positive impact on ILT revenues. However, many clients continued to delay such conversions and projects pending the market's experiences with Office 97. The U.S. Operation has recently begun to experience an increase in training demand for the upgraded Office 97 products.

     The U.S. Operation is pursuing a move into the higher end training market as many organizations require certification training for Microsoft and Lotus back office applications and operating systems, which historically have had higher margins. Management believes that this higher technical training environment will have a better synergy with the U.S. Operation's growing consulting business. The U.S. Operation has been authorized as a Lotus Authorized Education Center and its status has been upgraded to Premium Business partner and has received Microsoft Authorized Technical Education Center status. During the nine months ended September 30, 1997, technical training revenues increased by 15% compared to the same period in 1996.

     Cost of revenues for ILT consists primarily of the expenses of instructors, classroom space costs as well as depreciation of classroom equipment. Cost of revenues for consulting services consists primarily of the labor costs of the consultants performing the work at clients' facilities. Cost of revenues for TBT revenues include packaging and manufacturing costs of the products as well as design expenses in custom TBT projects. Cost of revenues rose to 62% of revenues for the nine months ended September 30, 1997, compared to 52% of revenues for the nine months ended September 30, 1996. Cost of revenues for Sivan was 58% of revenues for the nine months ended September 30, 1997, compared to 53% for the comparable period in 1996. This increase was primarily due to an increase in depreciation expense as a result of a substantial investment in new classroom computer equipment. Depreciation expense for classroom computers increased by 51% for the nine months ended September 30, 1997 as compared to the 1996 comparable period. Cost of revenues for the U.S. Operation was 72% for the nine months ended September 30, 1997. As training revenues decrease, cost of revenues as a percentage of sales has increased due to the fixed costs of classroom facilities and depreciation.

     Selling and marketing expenses consist primarily of costs relating to promotion, advertising, trade shows and exhibitions. Such expenses also include compensation of sales support, travel and related expenses. Sales and marketing expenses increased to $1,955 during the nine months ended September 30, 1997, from $927 for the nine months ended September 30, 1996. Selling and marketing expenses of Sivan increased by 31 % for the nine months ended September 30, 1997, compared to the same period in 1996. This increase is due to Management's decision to increase sales and marketing activities in order to obtain increased revenues. Sivan's increase in sales and marketing expenses correlates with its increase in revenue. Selling and marketing expenses in the U.S. increased to $658 for the nine months ended September 30, 1997, from $547 for the nine months ended September 30, 1996.

     General and administrative expenses include compensation costs for administration, finance and general management personnel and office maintenance and administrative costs. General and administrative costs for the Company increased to $2,770 during the nine months ended September 30, 1997, from $1,959 for the nine months ended September 30, 1996. This increase was due entirely to the expansion and the inclusion of the results of Sivan Jerusalem, Mashov CBT and the U.S. Operation. General and administrative expenses were $1,062, for the U.S. Operation, $1,683, for Sivan, and $196 for Mashov CBT for the nine months ended September 30, 1997. General and administrative expenses for Sivan (excluding Sivan Jerusalem) decreased by $343 (18%) for the nine months ended September 30, 1997, compared to the same period in 1996.

     Research and development expenses consist primarily of salaries of the employees of Mashov CBT who are engaged in ongoing research and development activities of TBT materials and other related costs. Mashov CBT did not begin operating until the second quarter of 1996. Research and development expenses amounted to $340, for the nine months ended September 30, 1997, compared to $193 for the nine months ended September 30, 1996.

     The Company incurred an operating loss of $87 for the nine months ended September 30, 1997 compare to operating income of $74 for the nine months ended September 30, 1996. The results in the 1997 periods were due to decreased revenues in the U. S., increased sales and marketing expenses, coupled with increased research and development activities.

     As discussed above, equity in earnings of affiliate represented Sivan's 50% investment in Sivan Jerusalem during 1996. Effective January 1, 1997, Sivan purchased the remaining equity, and Sivan Jerusalem became a wholly-owned subsidiary. Sivan Jerusalem's results of operations are consolidated in the financial statements for the nine months ended September 30, 1997. The Company's gain on the sale of a subsidiary refers to the 1996 sale of the U.S. Operation's wholly-owned Canadian subsidiary. Due to the fact that the purchase agreement included certain covenants that continued for two years, a part of the purchase price is being recognized over the two year period. The U.S. Operation is not included in the results for the nine months ended September 30, 1996.

     Financial expenses, net, consists primarily of bank charges and interest expenses offset by interest income. Financial expenses decreased to $39 for the nine months ended September 30, 1997 from $411 for the nine months ended September 30, 1996. An adjustment representing renegotiation of loans in Israel was made during the three months ended September 30, 1997 compared to financial expenses of $104 for the three months ended September 30, 1996. This decrease was due principally to the conversion of $2,578 of shareholder loans into equity by Sivan in the first quarter of 1997 and the repayment of the U.S. Operation's receivables financing with Rosenthal and Rosenthal during the second quarter of 1997.

     As a result of the foregoing, the Company incurred a net loss of $179 for the nine months ended September 30, 1997 compared to a net loss of $296 for the nine months ended September 30, 1996. Sivan's profit was $436, for the nine months ended September 30, 1997 compared to a net loss of $58 for the nine months ended September 30, 1996. During both the first and second quarters of 1997, both Sivan and the U.S. Operation operated on a profitable basis, which profits were offset by the unprofitable operations of Mashov CBT, which incurred losses of approximately $228 and $485, respectively, during the three and nine months ended September 30, 1996. The third quarter losses were due primarily to decreased consulting revenues in the US, and increased sales and marketing expenses.

Year Ended December 31, 1996 Compared with Year Ended December 31, 1995.

     Revenues. In 1995, the revenues of Mentortech were derived exclusively from training services while a limited amount of revenues were recorded from product sales in 1996. Mashov CBT was established in 1996 and therefore there were no TBT revenues in 1995. Revenues increased by 41% to $9.4 million in 1996 from $6.7 million in 1995. In 1996, $9.2 million of revenues were attributable to the operations of Sivan while $242 related to the operations of Mashov CBT. The increase in revenues in 1996 was principally attributable to the substantial growth in demand for most of the courses offered by Sivan. In addition, a new branch was opened in Or-Yehuda in the last quarter of 1995 and a new franchisee was appointed in Raananna.

     Cost of revenues. Cost of revenues increased 22.4% to $4.7 million in 1996 from $3.8 million in 1995, substantially all of which related to Sivan's operations. The increase was principally due to increased payroll, teaching materials, classroom leasing costs and depreciation of classroom equipment. In 1996, Mashov CBT's cost of revenues was $34, which amount principally related to CD duplication and packaging costs. Mentortech's cost of revenues in 1996 were 50.1% of revenues. In 1995, Sivan's cost of revenues was 57.9%. The reduction in Sivan's costs of revenues as a percentage of revenues in 1996 was principally due to larger class enrollment in Sivan's course offerings as compared to 1995.

     Research and development. Research and development costs amounted to $248 in 1996. Research and development costs are primarily attributable to Mashov CBT.

     Selling and marketing. Selling and marketing expenses increased 57% to $1.4 million in 1996 from $921 in 1995 as a result of an increase in Sivan's advertising costs, which costs include telemarketing costs and salaries of telesales personnel. In 1996, Sivan's selling and marketing expenses totaled $1.3 million while Mashov CBT's selling and marketing expenses were $176. As a percentage of revenues, Sivan's selling and marketing expenses remained at 14% for both 1995 and 1996.

     General and administrative. General and administrative expenses increased 85% to $3.4 million in 1996 from $1.8 million in 1995. Sivan's general and administrative expenses increased 78% to $3.2 million in 1996 from $1.8 million in 1995. Mashov CBT general and administrative expenses totaled $130 in 1996. Sivan's general and administrative expenses increased to $2.5 million in 1996 from $1.6 million in 1995, a 55% increase. These figures do not give effect to the Mashov management fees, thus the total 1996 and 1995 general and administrative expenses were $3.2 million and $1.8 million, respectively. During 1996 and 1995, Sivan was charged management fees by Mashov in the amounts of $691 and $181, respectively. In those years Messrs. Machnes and Penn devoted a substantial portion of their time to the day-to-day management of Sivan, which was the principal subsidiary of Mashov, and to a lesser extent to the start-up activities of Mashov CBT. During 1995 and 1996, the salaries, benefits and perquisites of Messrs. Machnes and Penn were paid by Mashov, which gave rise to the billing of the management fees. The fees were calculated based on the levels of compensation previously paid to these managers, including associated expenses.

     As a percentage of revenues, Sivan's general and administrative expenses, without giving effect to the Mashov management fees, was 27.7% in 1996 and 24.6% in 1995. The increase in general and administrative expenses was principally due to the increase in sales as Sivan attempted to manage its continued growth which included the opening of the Or-Yehuda branch in late 1995. Beginning in 1997, Mashov ceased charging management fees. In 1996, Mashov CBT's general and administrative expenses totaled $73, of which $57 were management fees paid to Mashov. Similarly, beginning in 1997, Mashov ceased charging Mashov CBT any management fees.

     Financial expenses, net. Financial expenses, net, consisted primarily of interest expenses on a loan provided by Mashov. Financial expenses increased 5% to $455 in 1996 from $433 in 1995. In 1996, substantially all of the financial expenses of Mentortech related to the operations of Sivan, except for $3 attributable to Mashov CBT. The interest charged to Sivan by Mashov in 1996 was $434 as compared to $355 in 1995.

     Income taxes. In 1996, Mentortech incurred income taxes of $45. Mentortech did not incur any taxes in 1995. Although Mentortech incurred a pretax loss from operations of $821 in 1996, a tax liability arose from a tax adjustment in respect of inflation in Israel, taxes assessed in previous year's operations and nondeductible expenses.

     Equity in earnings of an affiliate. Mentortech recognized income and loss from its affiliate, Sivan Jerusalem, which corporation was 50% owned until January 1997, when Mentortech acquired all of the outstanding shares of such company. In 1996, Mentortech recognized $68 from its equity interest as compared to $61 in 1995.

     Net loss. As a result of the foregoing Mentortech incurred a net loss of $798 in 1996, of which $452 was attributable to Sivan and $346 attributable to Mashov CBT. In 1995 Sivan incurred a net loss of $307.

Liquidity and Capital Resources

     At September 30, 1997, the Company had $34 in cash and cash equivalents and a working capital deficiency of $2,201. At December 31, 1996, the cash and working capital deficiency was $50 and $1,946, for the U.S. Operation, and $384 and $1,618, respectively, for Sivan. The improved cash position at September 30, 1997 was a result of Mashov's infusion of approximately $1,200 into the Company pursuant to the Stock Purchase Agreement, offset by operating losses as well as an increase in accounts receivable and an investment in computer equipment and other fixed assets.

     In order to permit the Company to finance its growth and improve its financial condition, the Company completed a private placement of securities in December 1997, wherein it issued and sold 2,045,455 units, each unit consisting of two shares of Common Stock and a 1997 Warrant. The Company obtained net proceeds of approximately $2,040,000 from the private placement. The Company's financial position was further improved by Mashov's conversion of $1,162,000 of debt into 1,056,363 units, each consisting of two shares of Common Stock and a 1997 Warrant. As a result of these two transactions, the Company had a positive working capital position at year end.

     In 1997, the Company obtained a commitment from its Israeli bank to provide Sivan up to $1.1 million in working capital loans. As of September 30, 1997, Sivan had borrowed $1 million from such bank.

     The Company used net cash of $612 in operating activities in the nine months ended September 30, 1997. Accounts receivable increased by $121 during the same period. This increase was due primarily to the increase in revenues. Accounts payable decreased by $520 during the same period. The Company's investing activities resulted in $335 mainly from the cash received in connection with the Stock Purchase Agreement offset by the purchase of $908 in fixed assets and $45 used to purchase Sivan Jerusalem. Financing activities provided $43, principally from short term bank credit.

     In  October  1997,  the  Company  acquired  the  assets  of  GLTN  Computer
Consultants,   Inc.,  a  Long  Island,   New  York,  ILT  training   company  in
consideration of $130,000 and the issuance of 127,273 shares of Common Stock.

     Based on its improved financial condition and the oral commitment of its bank, the Company believes that it has sufficient working capital to meet its obligations through 1998.

                                    BUSINESS

Introduction

     The Company develops and offers ILT and TBT courses for information technology professionals and end-users and also provides consulting services, in both the State of Israel and the New York tri-state area. The Company's ILT programs include a wide range of introductory and advanced classes in operating systems (Windows 95, Windows NT, UNIX, Netware), word processing, spreadsheets, databases (Oracle, MS SQL Server), communication software, integrated software packages, computer graphics, desktop publishing, and groupware products, including Lotus Notes. In Israel the Company offers an extensive curriculum, including courses in IT vocational training which provide full change of career opportunities for individuals seeking to become IT professionals. The Company's TBT software line includes offerings on Lotus Notes, cc: Mail, Microsoft Office, and other end-user titles. The Company's CSD provides short to medium term technical consulting to large and mid-sized corporations in the Northeast region of the U.S., although no single client accounts for more than 10% of the Company's revenues.

     The Company has been authorized as a training center by a number of software and hardware manufacturers, including Microsoft, Novell (in Israel only), Corel, Borland, Apple, Lotus (in the United States only)and Magic. The Company offers an extensive curriculum of Microsoft courses under its Microsoft Advanced Technical & Education Center Authorization, and Lotus Notes courses under the Company's Lotus Premium Partner and Lotus Authorized Education Center
(LAEC) Status. The authorization status entitles the Company to preview new products, and thus enables the Company to coordinate the introduction of training products concurrently with product releases. In addition, the authorization status allows the Company to purchase training manuals from the software publishers and offer official vendor courses.

     The Company develops and offers TBT programs for use in conjunction with some of its ILT classes. Management believes that certain software packages and other computer-related topics are particularly suited to being taught in this manner. For example, TBT programs are an economical approach to training users on new features of software upgrades. The Company supplies TBT programs on floppy disks and compact disks for stand-alone PC's, as well as LANs, WANs, Intranets, and the Internet via InterTrainer for networked PC's. InterTrainer is Mentortech's platform for delivering just-in-time, continuous learning directly to the desktop through web browsers. In addition to end-user applications, the Company also develops custom TBT projects for large corporations. These custom TBT titles assist corporations in the training and integration of internal applications and other non-IT related training topics, such as a bank-teller training title developed for a leading Israeli bank.

     The Company's Consulting Services Division ("CSD") is responsible for identifying and providing computer personnel, on a temporary basis, to the Company's client base for special projects. The Company provides its clients with its own full-time employees, as well as with independent contractors. Consultants' projects include (i) development of computer programs in accordance with the client's specifications; (ii) installation of network operating systems, and networking and communications software tools; (iii) troubleshooting software problems; and (iv) staffing end-user help desk support.

     Demand for training in information technology products is generated by the rapid pace of technology's product cycles. The pace of emerging technologies has increased dramatically and this has fueled a demand for IT training and consulting. The business community continues to adopt the technologies, thus absorbing the continuing introduction of new products. Publishers of tools, operating systems and applications produce new versions, on average, once a year and some even maintain a pace of twice a year or more. For instance, the emergence of the Internet has created an urgent need to train programmers in the platform language. Following the initial implementation, new technologies have emerged, including HTML, Java, ActiveX, audio and video support. The need to master new versions creates continued demand for training.

     In 1995, 1996 and the nine months ended September 30, 1997, the Company and its predecessor derived substantially all of their revenues from training and consulting services. As reflected in the following table, revenues from U.S. training service declined in this period while increasing in Israel and revenues from U.S. consulting services grew.


                                                Revenues
                                    ------------------------------------------
                                                                   Nine months
                                                                      ended
                                    Year ended December 31,        September 30,
                                    1995             1996             1997
                                    ----             ----             ----
                                             (in thousands)
U.S. training.....................  $8,136           $3,038          $1,143
Israel training...................   6,651            9,158           8,260
U.S. consulting...................   3,940            4,003           3,065
TBT...............................      --              242             254

Background

U.S. Operations

     PCE U.S. was founded in 1985 to serve the growing demand for PC training following the introduction and proliferation of the IBM PC. Later, the Company grew serving the training requirements generated by the propagation of the PC at the corporate desktop. The massive migration from text-based DOS PC's to Windows-based operating systems generated another growth spurt. Corporations and individuals making the change from DOS to Windows required the training services that PCE U.S. offered. PCE U.S.'s main focus was on end-user applications training via instructor-led training and technology-based training. PCE U.S. followed a typical training model, offering day-long, multi-day sessions. PCE U.S. trained approximately 45,000 students in 1994, 33,000 students in 1995, 28,000 students in 1996, and 11,194 students for the nine months ended, September 30, 1997. As disclosed herein, the ILT revenues of the U.S. operations have been decreasing.

     In the late 1980s and early 1990s PCE U.S. embarked on a geographic expansion plan that resulted in substantial losses. Throughout this period PCE U.S.'s operations in the New York metropolitan market continued to be profitable. PCE U.S. sold a Canadian subsidiary in January 1996, shut-down its Israeli-based R&D center in March 1996 and sold a San Francisco branch in April 1996.

     Prior to the stock purchase transaction with Mashov, PCE U.S. began to experience a decline in its traditional ILT business which trend has continued into 1997. In addition, failed investments had left the Company with an insufficient amount of capital to expand internally, particularly in its growing CSD business. The stock purchase transaction with Mashov has allowed the Company to expand its ILT business and has provided the Company with additional capital for expansion.

     In October 1997, the Company acquired the assets of GLTN Computer Consultants, Inc., a Long Island, New York, ILT training company in consents of $130,000 at the issue of 127,273 shares of Common Stock. In the nine months ended September 30, 1997 GLTN had revenue of approximately $700,000.

Israeli Operations

         Sivan

     Sivan was founded in 1977. At such time it principally offered classes in systems analysis and programming. The operations of Sivan were acquired by Mashov in 1994. Under the leadership of the current management team, Sivan's sales increased from approximately $4 million in 1994 to $9.2 million in 1996. Sivan is a leading Israeli IT training company, with over sixty classrooms in ten cities throughout Israel. Sivan is certified by numerous software publishers, including Novell, Microsoft, Borland, SCO, Lotus, MSE and others. Several of Sivan's sites have been awarded Microsoft's Advanced Technical Education Center Authorization, with the remainder expected to be authorized in the near future.

     Sivan trained approximately 31,000 students in 1994, 42,000 students in 1995, 55,000 students in 1996, and approximately 43,750 student in the nine months ended September 30, 1997. In 1996, training revenues were split 60% for individual students and 40% for governmental and corporate-sponsored training. Sivan employs 75 full time people and uses a combination of in-house and freelance trainers to fulfill the demand for its services. Due to Sivan's size and its ability to provide many teaching hours to its free-lance contractors, Sivan's agreements with them stipulate that they can only teach at Sivan's locations and can not maintain their Sivan contracts if they teach for other training companies. This arrangement ensures that, while Sivan maintains its adjunct professional teaching faculty, it does not incur the benefits cost associated with full-time employment contracts.

     One of Sivan's major strengths is its vocational training programs. These programs represent over 30% of Sivan's revenues. These programs, developed by Sivan experts, provide full vocational training to individuals who want to become IT professionals and are accredited by the Israeli government and recognized by leading high-tech employers in Israel. The vocational training arena will grow with the demand for IT professionals and Mentortech intends to launch vocational programs in the U.S. based on the proven Sivan model. The creation of such programs in the U.S. will allow Mentortech to develop talent internally and then offer it to corporations on a consulting basis.

     Sivan offers its training through six academic departments:

          o Professional acquisition: vocational courses in Programming in C and C++, real-time Programming, PC technicians, Communication Technicians and Application Specialists. These courses provide between 400 - 900 classroom hours.

          o System Analysts: The only course approved by the System Analysts Guild in Israel.

          o Continuing Professional Update: courses for IT professional providing incremental technology and products updates. (Among these courses are: JAVA for C++ programmers, ActiveX, new SQL database versions, Delphi for programmers, PowerBuilder, VB, Access and others).

          o Communications: full curriculum of Novell, Microsoft as well as AS/400, Mainframe and UNIX communication protocols.

          o Graphics: courses offered in all current graphics packages both for the print and the multi-media industries. These courses are offered both for the Macintosh and WINTEL (Intel Architecture based PCs running Windows operating system) environments.

          o End-Users: courses offered in the popular end-user packages such as Microsoft Office.

     The model that Sivan employs to deliver all of its ILT courses is based on a four-hour session model, rather than one-day courses as is the prevalent model in the U.S. Management believes that teaching a course in four-hour sessions over a greater length of time with added content, exercises, and homework is a more effective way of learning technology.

     Currently, Sivan is investing substantial efforts in increasing the number of its value-added technical courses. Sivan offers one-year professional acquisition programs, training participants to become programmers, PC technicians, communication technicians, system analysts and help-desk end-user support professionals. Sivan is currently launching new communications training programs in cooperation with leading networking equipment companies, Internet design and programming, ActiveX and Java professional training programs. These courses have been extremely effective and generate continued demand from graduates who require technical updates during their professional career. During the last two years, Sivan has graduated over 2,000 individuals from such courses. Its diplomas are recognized by leading Israeli technology companies and the Israeli Government's Ministry of Labor. Sivan supplements its ILT end-user training courses with TBT materials, thus reducing end-user training costs and freeing up instructors to teach technical courses.

         Mashov CBT

     Mashov CBT is engaged in the development of technology-based training products. Mashov CBT's products include TBT titles for end-user applications, custom projects, Hebrew and English titles for training in Microsoft Office, Lotus Notes and cc:Mail. Mashov CBT provides full service custom development of training concepts, supporting materials, delivery media and tools. Custom projects are tailored to corporate needs, such as training for bank tellers, insurance agents, product scheduling. Mashov CBT is currently engaged in the development of TBT products to work in conjunction with Sivan's ILT offerings.

     Mashov CBT's products are targeted at corporations who utilize LANs, WANs, Intranet and Internet. The TBT products are network-compatible and are easily integrated into clients' systems. Mashov CBT intends to continue to expand its product line to capitalize on the increasing capacity of such networks, ultimately leading to fully-interactive network video and audio. As the Internet becomes a more pervasive platform, Mashov CBT offers Internet delivery of training and know-how. The content is viewed through popular Internet browsers such as Netscape and Microsoft Explorer, and supports full simulation mode, drag and drop simulations, audio, and video delivery. Intertrainer allows an organization to maintain and support a single point TBT server accessible for any user with network access. Mashov CBT is preparing content and technical competency to exploit this developing platform in the U.S. and Israeli markets.

     In addition to its activity in the IT arena, Mashov CBT provides training titles and tools to various other industries:

          o Banking: the Company developed a number of titles for leading banks, both in Israel and in the U.S., providing training for human resources personnel and bank tellers, and titles supporting the implementation of, and training in, process and procedures.

          o Defense: the Company develops custom projects for the Israeli Ministry of Defense on various non-IT subjects.

          o Insurance: the Company developed a training program supporting remote agents in developing proposals based on a clients' products.

Consulting Services

     CSD identifies and provides independent computer professionals, on a temporary basis, to the Company's client base for special projects. For example, the Company currently has six help-desk professionals on assignment at large pharmaceutical company, three end-user analysts on assignment at a multinational consumer products company and three Lotus Notes application specialists on assignment at a "Big Six" accounting firm. Such projects include the development of computer programs in accordance with the client's specifications and requirements, the linking of client computers to allow the client's employees to share information, files and devices, providing expertise for the client's software programs, and providing troubleshooting services for software problems. The Company charges its clients for such services on an hourly or daily basis. The Company currently furnishes its full-time employees, as well as independent contractors, to satisfy its clients' requirements.

     Projects undertaken by the CSD have included:

          o The development of computer programs in accordance with the client's specifications.

          o The installation of network operating systems, and networking and communications software tools.

          o    Troubleshooting software problems and help-desk support.

          o    Staffing end-used help desks.


     The CSD provides various services for its corporate customers including:

          o Temporary consulting services provided by the Company's full time employees.

          o Temporary consulting services provided by the Company to its corporate clients using independent subcontractors.

          o Project development services in which the Company provides fixed-bid software development projects. The Company executes these projects using either it s full time employees or independent subcontractors.

          o Recruiting individuals identified by the Company for permanent IT positions.

     The Company is expanding its U.S.-based consulting practice by implementing an incentive program for consultants and by developing a database of active IT professionals, in addition to increasing recruiting initiatives, advertising, and expanding the sales force. This strategy will enable the Company to retain a cadre of qualified, highly-trained IT professionals for placement into short-term and long-term consulting assignments or permanent positions.

     The Company believes that the key for success in this area is the ability to recruit and retain suitable consultants. Currently demand for professionals with advanced skills far exceeds supply. The Company has adopted two incentive programs in order to attract loyal IT professionals. These programs offer employees reduced training fees and incremental pay raises based on the number of consulting hours each has logged through the Company. The reduced training fees will enable the consultants to stay current with changing technologies and further equip them for assignments. Management believes that linking pay raises with accumulated consulting hours will encourage consultants to dedicate their services to the Company's clients. It is hoped that increased consultant loyalty will result in improved skills and repeat placement in consulting assignments.

Training Programs

     Methodology

     The Company has developed a variety of computer training programs utilizing different methods. One method utilizes traditional ILT classes, varying in length from several hours to several months. Another training method utilizes the computer and interactive video instruction tapes to teach the student. Certain employers request a combination of these training methods. The Company currently provides both live ILT classes and TBT software products, since it believes that these are the best methods for teaching personal computer skills.

     The Company's ILT programs offer a wide range of courses in operating systems, including Microsoft Windows, Windows NT workstation and server, Novell NetWare, programming in basic languages such as C, C++ and programming courses in new development tools such as Microsoft, VB, J++ and other development tools, word processing, spreadsheets, databases, communications, executive overviews, integrated software packages, computer graphics, desktop publishing and groupware products including Lotus Notes. Such programs generally are devised for use in connection with computing based on networks. The Company currently offers over 160 different courses.

     Each of the Company's live classroom training programs is divided into modules consisting of introductory lectures, computer exercises with the assistance of a trainer, and independent exercises without a trainer. Each of the Company's TBT products is divided into tasks and sub-tasks. This format allows the product to be used as either a training tool, where the entire TBT is followed from beginning to end, or as a reference tool, where an end-user directly accesses the task or sub-task that needs to be studied.

     The Company's training model is based on a training model developed by Sivan in Israel. Sivan's model differs from the prevalent approach to technical training of IT professionals in two key respects: (i) duration of courses and
(ii) emphasis on practical applications.

     Sivan is completing the development of a new administrative application. This new application will allow Sivan to centralize the information distribution, registration and scheduling activities for the entire Sivan chain of schools. Moreover, the new application will provide online information to potential students and enable online course registration via the Internet.

     Training Services

     The Company offers several ILT programs to satisfy customer needs, including public and private courses and special tutorial services.

     Public seminars are scheduled on a regular basis at the Company's own training facilities. The Company offers a variety of public courses that are designed to accommodate varied levels of expertise, background and objectives. The Company distributes its public seminar schedule to existing and potential customers on a quarterly basis and publishes its schedule in its Internet sites.

     Private seminars are classes which are designed specifically for groups of employees from one business on a specific topic. Private courses generally are held either at the Company's training facilities or at the customer's premises. The curriculum for such private seminars is generally identical to the standardized curriculum provided at public seminars; however, the curricula may be adapted to accommodate customer specifications.

     The Company also provides special tutorial services to address particular needs of customers requiring individual attention for their employees. Consulting services, which are provided either at the Company's own facilities or those of its customers, typically provide for a trainer to meet with one to three employees and may involve a customized curriculum. The Company also develops customized applications for certain software programs utilized by its customers.

     In furtherance of the Company's belief that hands-on application is essential to computer training, a personal computer is furnished to each student for his or her exclusive use during ILT programs. Classes that are conducted on a customer's premises utilize either the customer's own personal computers or computers furnished by the Company. The Company either owns or leases the computers utilized for its training programs, with lease terms generally being three years or less due to the rapid obsolescence of technology. The Company also provides, without charge, a post-class telephone support line during normal business hours to answer questions from any enrollees or former enrollees in the Company's training programs. In providing ILT services, the Company utilizes professional trainers who possess both teaching skills and a technical command of the subject matter. The Company presently has over 250 trainers available.

Software Manufacturers' Authorized Training Centers

     The Company is authorized to act as a training center by many software manufacturers, including Novell, Lotus and Microsoft. The Company was the recipient of the LAEC Award for training the most students in Lotus' Windows application software. The Company also received a Top Performing Microsoft Authorized Training Center Award for training the most students in Microsoft products. The Company was recently authorized by Lotus Development Corporation ("Lotus") as a LAEC for its "Notes" product and was recently upgraded to Platinum Business Partner. "Notes" is a popular document database product which provides a means of organizing documents and making them accessible to a group of people. A "Notes" document can be read, revised, and responded to by many people. As a Platinum Business Partner, the Company is entitled to receive specific referrals for new students from Lotus, such that Lotus actually forwards the name of the student prospect to the Company. Additionally, Lotus provides marketing support to the Company including payment of a proportion of the cost of promotional materials. The Company expects that training with regard to Lotus Notes software products specifically, and work group computing in general, will be an increasing percentage of its revenues. Work group computing refers to the software that enables groups of people to collaborate together.

     The Company expends substantial efforts in seeking authorization as a training center by software manufacturers, including recently established and start-up software vendors. Management believes that such authorizations have several advantages, including referrals from software manufacturers and free listings in the advertising literature published or distributed by such manufacturers. As an authorized training center, the Company also receives pre-release copies of new software products enabling the development of instruction programs prior to the public distribution of these products. The Company also engages in joint promotions with software manufacturers relating to specific products. To secure designation as an authorized training center, the Company is required to pay certain software manufacturers an annual fee of between $300 to $5,000 per facility and is obligated to furnish manufacturers with periodic reports on the number of trainees and similar statistical information.

Program Costs

     In the U.S., the Company typically charges its customers from $75 per enrollee (for introductory classes) to $5,000 per enrollee to conduct ILT programs. In Israel, the Company typically charges from $200 to $5,000 per enrollee to conduct ILT programs. Pricing considerations vary depending on the length and complexity of the program, the number of enrollees, whether the course is a private one or offered on an open enrollment basis, and the physical location of the training. The Company's refund policy provides that dissatisfied trainees may either attend the same program without charge or the trainee's employer may request a full refund.

     The Company's Mentortrain Technology Series products are currently marketed in the U.S. under various site license agreements at prices of between $1,000 and $10,000 per title. The Company also offers custom TBTs to its customers at prices ranging from $8,000 to $15,000 per hour of TBT training.

Courseware and TBT Product Development

     The Company's TBT products are currently developed by the R&D group located at Mashov CBT in Israel and comprises 13 programmers and 2 education specialists with extensive experience in training and education development. The Company's training staff provides the product and educational design expertise, while the designer supplies the authoring tool expertise.

     Unlike certain of its competitors, the Company provides only training and consulting services and does not sell any computer hardware, software or related products other than TBT programs as discussed above. This enables the Company to focus on the development of its training programs, without preference to any specific computer-related products except as merited by performance.

Protection of Proprietary Technology

     The protection of proprietary information developed by the Company and used in its training programs is limited to the protection that the Company is able to secure under copyright laws and confidentiality agreements. However, there is no assurance that the scope of the protection that the

Company is able to secure will be adequate to protect its proprietary information, or that the Company will have the financial resources to engage in litigation against parties who may infringe on copyrights. In addition, there is no assurance that competitors will not develop similar training programs independently of the Company.

Marketing

     The Company directs its ILT, TBT and CSD marketing efforts to those industries and public sector organizations that devote substantial resources to computer technology for employees. The Company has solid client relations resulting from its 18 years of operation in Israel and twelve years of operation in the United States. In the United States the Company has adopted a two-pronged marketing strategy which addresses large corporations and small office/home office market segments. One arm of this marketing effort directs ILT, TBT and CSD emphasis to those industries and public sector organizations that devote substantial resources to computer technology. In particular, the Company's marketing activities are aimed at large corporations with multiple sites. These companies often have complex computer systems spread among numerous locations. In order to enable employees at various locations to use these facilities, it is imperative that each employee receive comprehensive and homogenous training. In addition to training their own employees, corporations hire IT consultants to quickly acquire and implement new skills and technologies. Their centralized decision-making facilitates ongoing staffing relationships and scheduling of training programs.

     Direct mail as well as print and radio advertising are the primary media which are used to reach the small office and home office market segment. The Company believes that word-of-mouth, as generated by individual and corporate clients, has the largest potential for gaining new customers.

     The Company, in conjunction with software vendors, has established informational seminars on new software products. These seminars inform potential customers about the Company's training programs and staffing services. In addition to these efforts, the Company's account managers act as liaisons with customers to ensure that the customers select appropriate training programs. These account managers are knowledgeable about the customer's specific computer training needs, and can therefore recommend and promote newly offered services.

     The Company's marketing efforts include:

          o    Direct mail solicitation;

          o    Telephone contact;

          o    Radio and print advertisement;

          o    Computer trade show exhibits throughout the U.S.; and

          o    World Wide Web site.

Customers

     No one customer accounted for more than ten percent of the Company's revenues during the year ended December 31, 1996 or the nine months ended September 30, 1997.

Competition

     The Company's primary competitors are providers of training products and services, including education and training specialists, internal corporate IT departments, software vendors and Big Six consulting practices. Some of these competitors offer course titles and programs covering similar topics as those of the Company. Many competitors have significant financial, technical, sales, marketing and other resources, as well as widespread name recognition. In addition, some of the larger instructor-led training organizations have the capacity to develop technology-based training products that they could then distribute through their existing distribution channels to their current client base.

Employees

     As of December 31, 1997, the Company employed approximately 292 full-time persons, including 72 full-time employees in its New York operations and approximately 220 full-time persons in its Israeli operations. In its New York operations, the Company employed 17 persons as full time trainers, 19 persons as consultants, 19 persons in sales, marketing and sales administration and 17 persons in management, finance and operations and also employs 12 freelance trainers. Sivan employed approximately 85 full-time persons as trainers, 64 persons in sales, marketing and sales administration, and 54 persons in management, finance and operations. Sivan also employs approximately 46 freelance trainers. Mashov CBT employed 13 persons in research and development, 2 persons in sales and marketing and 2 persons in administration. See also "Conditions in Israel."

Properties

     The Company occupies approximately 16,000 square feet of space at 462 Seventh Avenue, New York, New York where the Company's executive offices and ten classrooms are located. These premises are occupied under a lease agreement expiring on January 14, 2004 at a current base annual rental of $288,000, with a rental increase to $320,000 per annum effective January 14, 1999. The Company leases approximately 2,500 square feet of classroom space in Garden City, New York at a base annual rental of $50,260 under a lease which expires on September 30, 1998. In addition, the Company leases approximately 1,200 square feet of classroom space in Melville, New York at an annual rental of $28,700 under a lease which expires on October 14, 1998.

     Sivan and Mashov CBT lease space in Israel in accordance with the following table:

                                                                               Square         Monthly
Location                    Lease Expiration          Option                   Footage         Rent
--------                    ----------------          ------                   -------         ----
Tel-Aviv, Sderot            March 31, 1998            Six options of 1         9,900          $17,000
Yehudit                                               year each
Tel-Aviv, Beit Hilel        December 31, 1999         Two options of 2         9,000          $15,300
                                                      years each
Tel-Aviv, Barak             August 31, 1997           None                       900          $ 3,800
Rishon Le' Zion             December 31, 1997         One option of 1          2,000          $ 3,400
                                                      year
Rishon Le' Zion             February 28, 1998         Two options of 1           900          $ 1,200
                                                      year each.
Jerusalem                   July 31, 1998             1 year option            1,300          $ 2,100
Jerusalem                   December 31, 1997         1 year option            2,000          $ 2,580
Or-Yehuda                   February 28, 2000         None                     1,110          $ 2,056
Or-Yehuda                   April 1, 1998             February 28, 2000          870          $ 2,390


                                   MANAGEMENT

Executive Officers and Directors

     The executive officers and directors of the Company are as follows:

                                                                       Director
Name                     Age      Position with the Company             Since
----                     ---      -------------------------             -----
Roy Machnes              37       Chairman, President, Chief            1997
                                  Executive Officer and Director
Elan Penn                45       Chief Financial Officer and           1997
                                    Director
Terry I. Steinberg       42       Executive Vice President and          1985
                                    Director
Adrienne Haber           40       Controller and Chief Accounting
                                    Officer
David Assia              45       Director                              1997
Jack Dunietz             42       Director                              1997
Martin F. Kahn           46       Director                              1995

     David Assia. Mr. Assia has served as a director of the Company since February 1997. He is a co-founder with Mr. Dunietz of Mashov Computers Ltd. and has been its Chairman since 1989. Mr. Assia has been Managing Director, since its inception in 1983, of Magic Software Enterprises Ltd. ("Magic"), a developer and provider of network software products and services for departmental, client/server and Internet/Intranet applications, and has been Chairman of Magic since 1986. He also serves as a director of Mashov and Aladdin Knowledge Systems Ltd. Mr. Assia holds a B.A. and an M.B.A. from the Tel-Aviv University.

     Jack Dunietz. Mr. Dunietz has served as a director of the Company since February 1997. He is a co-founder with Mr. Assia of Mashov Computers Ltd. of which he has been the Chief Executive Officer since 1987. Mr. Dunietz also serves as a director and interim Chief Executive Officer of Magic and a director of Mashov and Paradigm Geophysical Ltd. & Data Automation Ltd. Mr. Dunietz holds a B.SC. in Computer Science from the Technion Israel Institute of Technology.

     Adrienne Haber. Ms. Haber has served as the Company's Controller since February 1997 and served as Controller of PCE U.S. for the eight years prior thereto. Ms. Haber holds a B.S. in Accounting from Lehman College and is a Certified Public Accountant.

     Martin F. Kahn. Mr. Kahn has served as a director of the Company since May 1995 and was Chairman of the Board of the Company from May 1995 until February 1997. He has served since 1989 as Chairman of Ovid Technologies, Inc., a leading producer of medical, scientific and technical CD-ROM and network products; since September 1993 as Chairman of OneSource Information Services, which develops and markets a comprehensive set of integrated business information and software products; since 1991 as a Director of Vista Information Solutions, Inc. (formerly DataMap, Inc., a successor through merger to Vista Environmental Information, Inc.) which supplies site-specific risk information about real estate for the insurance, banking, and environmental engineering markets; since April 1995 as Chairman and CEO of Shoppers Express, Inc., which offers home grocery shopping through dial-up and on-line services; and since March 1996 as Managing Director of Cadence Information Associates L.L.C. (and its predecessor), a consulting and management services firm. Mr. Kahn holds a Bachelors Degree in Administrative Sciences from Yale College and an M.B.A. from Harvard Business School.

     Roy Machnes. Mr. Machnes has served as the Company's Chairman of the Board and Chief Executive Officer and a director since February 1997. Since January 1994, he has been Chairman and Chief Executive Officer of Mashov, and prior thereto, from 1988, he served as Vice President Sales of Mashov Computers Ltd. Mr. Machnes is also a director of Mashov Computers Ltd. He holds a B.A. from the University of California at Berkeley.

     Elan Penn. Mr. Penn has served as the Company's Chief Financial Officer and a director since February 1997. He also serves as the Chief Executive Officer of Mashov and Chief Financial Officer of Mashov Computers Ltd. Mr. Penn joined Mashov Computers Ltd. and Magic as their Vice President of Finance and Administration in June 1992. In February 1997, he resigned his position at Magic to assume the position of Chief Financial Officer of the Company. From January 1991 until May 1992, Mr. Penn was employed by Solgood Representatives Ltd., an electronics equipment sales representative firm, where he acted in an executive capacity. Prior to January 1991, he was Vice President of Finance of Mashov Computers. Mr. Penn holds a B.A. in Economics from the Hebrew University of Jerusalem and a Ph.D. in Management Science from the University of London.

     Terry I. Steinberg. Mr. Steinberg has served as the Company's Executive Vice President, responsible for North American Sales and Marketing since February 1997, and a director since 1985. He served as President and Chief Executive Officer of PCE U.S. since its inception in 1985 until February 1997 and has served as its Treasurer from August 1991. He currently serves as Secretary. For more than five years prior to PCE U.S.'s inception, he was the Director of Decision Support for Paramount Pictures Corporation, with responsibility for all end-user computing. Mr. Steinberg holds a Bachelor's Degree in Applied Mathematics and Computer Science and an M.B.A., both from McGill University.

     Messrs. Machnes, Penn, Assia, and Dunietz own 1.51%, 0.4%, 0.56% and 3.15% of the voting equity of Mashov, respectively. Mashov is an 80%-owned subsidiary of Mashov Computers Ltd., a publicly-held company in Israel. Messrs. Assia and Dunietz are directors of Mashov Computers Ltd. and are the beneficial owners of approximately 30% of its issued and outstanding shares.

     Mr. Machnes is a resident of New York City and expects to spend approximately 50% of his work time in the U.S. and the remainder in Israel. Mr. Penn is a resident of Israel and expects to spend approximately 75% of his work time in Israel and the remainder in the U.S. Mr. Steinberg is a resident of Nassau County, New York and devotes substantially all of his time to the Company's operation in the United States. Due to the fact that a substantial portion of the Company's operations are located in Israel and the availability of facsimile, Internet and telephone communications technologies, the Company expects that the domicile arrangements of the Company's officers will have no material impact on the operations of the Company.

Directors' Compensation

     Directors, whether or not they are also employees of the Company, are not paid any fees or other remuneration for service on the Board. The Company reimburses all of its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company.

Executive Compensation

     The following table sets forth information concerning the compensation during the last three fiscal years of the Company's chief executive officer and its only other executive officer who served as such in 1996 and whose total salary during any of the three prior fiscal years was $100,000 or more. The Company did not pay any bonuses or make any restricted stock grants in 1994, 1995 or 1996 and the Company has a 401(k) savings plan for its executives which is available to all Company employees. The current value of all perquisites and other personal benefits furnished in each of such years to each of the executive officers named below was less than 10% of such officer's salary for such year.



                           Summary Compensation Table

                                                 Annual Compensation -
Name and principal position (1)        Year             Salary ($)
---------------------------            ----       --------------------

Terry I. Steinberg                     1996               90,000
President and Chief                    1995               99,360
 Executive Officer (2)                 1994              131,750

------------

(1) See "Employment Agreements" at pages 45-46 for information regarding the current officers of the Company.

(2) Effective February 13, 1997, Mr. Steinberg was appointed Executive Vice President.

Stock Options

     The following table provides information concerning exercises of stock options during 1996 by each of the executive officers named above in the Summary Compensation Table, and the number and value of unexercised options held by each of them at December 31, 1996. No options were granted to these persons in 1996.

                       Aggregated Option Exercises in Last
                  Fiscal Year and Fiscal Year-End Option Values

                                      Number of shares
                                         underlying         Value of unexercised
                                   unexercised options at   in-the-money options
                    Shares               FY-end (#)           at FY-end ($)(1)
                    acquired on         exercisable/            exercisable/
Name                exercise (#)       unexercisable            unexercisable
----                ------------       -------------            -------------
Terry I. Steinberg     --                20,000/0                  --/--

----------------

(1) Difference between the aggregate market value of the underlying shares (based on the average ($.47) of the bid and the asked prices of a share of Common Stock on December 31, 1996) and the aggregate exercise price of such shares.

Employment Agreements

     Pursuant to the Stock Purchase Agreement and effective February 13, 1997, the Company entered into employment contracts with each of Roy Machnes, Terry I. Steinberg and Elan Penn, providing for their employment as Chief Executive Officer, Executive Vice President and Chief Financial Officer, respectively, of the Company. Pursuant to such contracts, and effective as of August 4, 1997, Messrs. Machnes, Steinberg and Penn were granted incentive stock options to purchase 325,000, 240,000 and 200,000 shares of Common Stock, respectively, which options vest over a three-year period commencing in August 1997. The exercise price of such stock options is $0.584 per share.

     The base salaries of Messrs. Machnes and Steinberg are each $155,000. Mr. Penn's salary is paid at a rate of $10,000 per month, adjusted monthly in a percentage amount equal to the increase in the Consumer Price Index as published by the Israeli Bureau of Labor Statistics.

     Mr. Machnes's employment agreement provides that, although he may perform the services contemplated by such agreement in the U.S. or Israel, the Company will pay for or reimburse certain of Mr. Machnes's relocation and living expenses should Mr. Machnes choose to live in the U.S. during the period of his employment. Specifically, the Company must pay (or reimburse Mr. Machnes) if he incurs such expenses for the following: (1) $20,000 for expenses incurred during any relocation of Mr. Machnes, his family and their possessions to New York; (2) all expenses associated with the education of Mr. Machnes's children including private school tuition and associated expenses (estimated at $20,000 per annum) in the United States; (3) an apartment in Manhattan, New York, including any associated real estate broker's fees, less the amount of any rental payments received from the lease of Mr. Machnes's home in Israel, net of associated expenses; and (4) any expenses incurred by Mr. Machnes in connection with a visit by his family to Israel once each year. If any of the above constitute taxable income to Mr. Machnes, such amounts are to be grossed up to account for the payment of any taxes due, and are to be adjusted upwards annually in a percentage amount equal to the Consumer Price Index for all urban consumers in the New York, New Jersey and Connecticut area as published by the Bureau of Labor Statistics. Should Mr. Machnes' employment be terminated for any reason, Mr. Machnes is to be reimbursed for relocation expenses of no more than $20,000 in connection with Mr. Machnes's relocation to Israel.

     During the eight months ended August 31, 1997, the Company paid approximately $19,000 for Mr. Machnes's relocation expenses to New York and pre-paid approximately $15,000 for tuition for Mr. Machnes' children. The Company also pre-paid approximately $56,000 for the rental of an apartment in New York which it leased for the use of its executives. The apartment is being used by Mr. Machnes at the present time. No expenses have been incurred by the Company for any visits by Mr. Machnes (or his family) to Israel. Any amounts that are taxable to Mr. Machnes will be grossed up to compensate Mr. Machnes for any taxes due.

Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act. The Company's By-Laws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking from the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The By-Laws further provide that rights conferred under the By-Laws will not be deemed to be exclusive of any other right such persons may have or acquire under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefits to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Stock Option Plan

     The Company's 1997 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors on June 25, 1997 and ratified by the Company's stockholders on August 4, 1997. The Option Plan provides for the granting of incentive stock options ("Incentive Stock Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to employees, and for the granting of nonstatutory stock options ("Nonstatutory Stock Options") to employees, non-employee directors, consultants and advisors. A total of 5,000,000 shares of Common Stock have been reserved for issuance under the Option Plan. As of December 31, 1997, 255,001 shares are subject to outstanding Incentive Stock Options under the Option Plan. These Incentive Stock Options were granted contingent upon stockholder approval of the Option Plan.

     The exercise price of all Incentive Stock Options must be at least equal to the fair market value of the Common Stock on the date of grant and the option term may not exceed ten years. The exercise price of all Nonstatutory Stock Options granted under the Option Plan may be less than the fair market value of the Common Stock on the date of grant and the option term may be greater than ten years. Incentive Stock Options and Nonstatutory Stock Options ("Options") may be exercised by delivery to the Company at its principal office of written notice of the number of shares with respect to which the Option is being exercised. Such notice must be accompanied by payment of the full option price of such shares with a check payable to the order of the Company in such amount. The Option Plan may be amended or terminated by the Board or the Company's stockholders, but no such action may impair rights under a previously granted Option. No Options may be granted under the Option Plan after June 25, 2007.

401(k) Plan

     Effective as of January 1, 1993, the Company adopted a 401(k) Employee Savings Plan (the "401(k) Plan"). The 401(k) Plan covers all employees of the Company who have attained the age of 21 and are employed by the Company six months after their employment commences, except those employees who work sixteen or fewer days per month. A participating employee (a "Participant") may elect to defer, in the form of pre-tax contributions to the 401(k) Plan, an amount up to 15% of his or her compensation for each year. A Participant's before-tax contributions cannot exceed $9,500 per year, as adjusted for inflation. For each year, the Company may contribute for each Participant a matching contribution equal to 25% of so much of the Participant's before-tax contributions for the year as does not exceed 4% of his or her compensation. In addition, for each year, the Company may make a contribution, in any amount determined by the Company in its sole discretion, to the 401(k) Plan that will be allocated to Participants in accordance with a formula set forth in the 401(k) Plan.

     Contributions to the 401(k) Plan made on behalf of a Participant are invested in the manner directed by the Participant. Before-tax contributions and Company matching contributions are fully vested and nonforfeitable at all times. Company discretionary contributions vest according to a five-year graded vesting schedule, based on a Participant's years of service.

                              CERTAIN TRANSACTIONS

     Effective February 13, 1997, a change of control of PCE U.S. occurred pursuant to the Stock Purchase Agreement between PCE U.S. and Mashov, whose shares are publicly traded on the TASE. Mashov is a subsidiary of Mashov Computers Ltd., whose shares are also publicly traded on the TASE. Based on the Stock Purchase Agreement, Mashov acquired 8,438,924 shares of Common Stock and 658,412 shares of Series C Preferred Stock of PCE U.S., where each share of Series C Preferred Stock is convertible into 10 shares of Common Stock and has 10 to 1 voting rights in relation to shares of Common Stock. In consideration for such stock issuances, PCE U.S. acquired two of Mashov's subsidiaries, Sivan, and Mashov CBT. Pursuant to the Stock Purchase Agreement, Mashov acquired 69% of PCE U.S.'s equity and voting securities on a fully diluted basis, subject to an adjustment based upon the fiscal year 1996 audited balance sheets of PCE U.S., Sivan and Mashov CBT. Such adjustment was made on August 4, 1997 when Mashov contributed 345,595 shares of Common Stock to the capital of PCE U.S. In addition, on August 4, 1997, the 658,412 shares of Series C Preferred Stock was converted by Mashov into 6,584,120 shares of Common Stock. As a result of the adjustment discussed above and such conversion, Mashov currently owns 68.5% of the Common Stock. All dollar amounts in this section are in thousands.

     In 1996 certain departments of PC Israel (including employees and equipment) were joined together to form Mashov CBT. PCE U.S. originally owned 30% of the ordinary shares of Mashov CBT. This ownership was subsequently sold to Elron Electronics Industries Ltd. ("Elron"). Mashov owned 70% of the ordinary shares of Mashov CBT. Pursuant to a purchase agreement dated February 6, 1997, between Mashov and Elron, Mashov purchased the remaining 30% of the outstanding shares of Mashov CBT held by Elron. In consideration of the purchase, Mashov transferred 130,000 shares of Common Stock to Elron upon the execution of the Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, 100% of the ownership of Mashov CBT was transferred to PCE U.S.

     Prior to the execution of the Stock Purchase Agreement, Sivan owned 312,547 shares of Mashov and 234,918 options to purchase shares of Mashov (collectively, the "Mashov Option Shares"). Pursuant to an agreement dated February 5, 1997, Sivan granted to Mashov Computers Ltd. the option to purchase the Mashov Option Shares at the average market value of the Mashov Options Shares during the five day period immediately following the consummation of the transactions contemplated by the Stock Purchase Agreement, as quoted on the Tel Aviv Stock Exchange. The Mashov Option Shares were purchased by Mashov Computers Ltd. in consideration of approximately $175.

     Mashov granted Sivan a shareholders' loan in October 1994 of approximately $2.6 million which was converted into equity in the first quarter of 1997 as part of the Stock Purchase Agreement. The loan was linked to the Israeli Consumer Price Index and interest was charged at a rate of 6% per annum. Mashov charged Sivan interest and linkage charges in 1996 and 1995 of $434 and $355 respectively. In addition, Mashov charged Sivan management fees of $691 and $181 in 1996 and 1995, respectively. In 1996 Mashov charged Mashov CBT management fees of $57. In December 1997, Mashov converted $1,162,000 of debt owed to it by Sivan into 2,127,726 shares of Common Stock and 1,056,363 1997 Warrants.

     In connection with the execution of the Stock Purchase Agreement, the Company executed the Conversion Agreement, which provides that the Conversion Parties (Elron, Rho Management Trust I (formerly Gibraltar Trust), the Star Group (comprised of Justy Ltd., SVE STAR Ventures Enterprises No. II Gbr, SVE STAR Ventures Enterprises No. III Gbr, SVE STAR Ventures Enterprises No. IIIA Gbr, and Yozma Venture Capital Ltd)., Gilbert H. Steinberg, Special Situations Fund III, L.P., and Special Situations Cayman Fund, L.P.), receive Common Stock for the cancellation of debt owed by the Company and the dilution of warrants owned by the Conversion Parties. See "Principal and Selling Stockholders."
Specifically: (i) the 1,000,000 shares of Series A Preferred Stock held by Elron were converted into 200,000 shares of Common Stock; (ii) the Bridge Loans the Company received from certain stockholders aggregating $436 as of December 31, 1996 were converted into 1,750,000 shares of Common Stock; and (iii) the holders of Company warrants agreed to convert a total of 1,432,519 warrants (consisting of 922,508 warrants outstanding as of December 31, 1996 which were subsequently adjusted pursuant to the Conversion and Waiver Agreement under anti-dilution provisions) into 344,464 shares of Common Stock.

                               EQUITY OWNERSHIP OF
                       PRINCIPAL AND SELLING STOCKHOLDERS
                           AND OFFICERS AND DIRECTORS

         The following table sets forth certain information as of January 25, 1998 with respect to the Shares to be sold by each Selling Stockholder, any stockholder who owns greater than 5% of the outstanding Common Stock and the Company's officers and directors. The Shares may be offered from time to time by any of the Selling Stockholders, their transferees and their distributees. See "Plan of Distribution."

                                                    Beneficial
                                                    Ownership
                                                     Prior to                                        Beneficial Ownership
                                                    Offering (1)                                        After Offering (1)
                                                    ------------                                ----------------------------------
                                                                          Number of             Number of            Percentage of
                                                     Number of              Shares                Shares               Shares
Name and Address                                      Shares              to be Sold             ------             Outstanding
----------------                                       ------              ----------                                -----------
Mashov Computers
    Marketing Ltd. ................(2)              17,716,538           3,169,089(3)          14,547,449                50.8%

Elron Electronic Industries Ltd. ..(4)               2,030,405           2,030,405(3)                  --                  --
Special Situations Private Equity
    Fund, L.P......................(5)               1,363,635           1,363,635(3)                  --                  --
Brean Murray & Co., Inc............                  1,226,848           1,226,848(3)                  --                  --
Rho Management Trust I............ (6)               1,166,671             416,628                750,043                  --
SIL Nominees.......................                  1,127,730           1,127,730(3)                  --                  --
Helix Capital II, LLC..............                    968,532             968,532(3)                  --                  --
Star Group ........................(7)                 871,305              64,444                806,861                  --
Gilbert H. Steinberg...............                    655,631             366,569                289,062                  --
Special Situations
   Fund III, L.P...................(5)                 455,192             455,192                     --                  --

Jan Mitchell ......................                    270,000             270,000(3)                  --                  --
Uzi Zucker.........................                    210,000             210,000(3)                  --                  --
Helix Capital Corp., LLC...........                    197,150             197,150                     --                  --
Special Situations Cayman Fund,
 L.P...............................(5)                 151,731             151,731                     --                  --

Awad & Associates L.P ()...........                    150,000             150,000(3)                  --                  --
FM Multi-Strategy Investment
    Fund L.P. .....................                    150,000             150,000(3)                  --                  --
A. Brean Murray ...................                    150,000             150,000(3)                  --                  --
Brean Murray Profit Sharing
Trust..............................                    150,000             150,000(3)                  --                  --


                                                    Beneficial
                                                    Ownership
                                                     Prior to                                        Beneficial Ownership
                                                    Offering (1)                                        After Offering (1)
                                                    ------------                                ----------------------------------
                                                                          Number of               Number of           Percentage of
                                                     Number of              Shares                  Shares               Shares
Name and Address                                       Shares              to be Sold               ------             Outstanding
----------------                                       ------              ----------                                -----------
Dorothy Finsilver Trust............                    150,000             150,000(3)                  --                  --
Chester A. Barrand.................                    150,000             150,000(3)                  --                  --
Joan M. Finsilver..................                    150,000             150,000(3)                  --                  --
Gail Trugman Nikol ................                    127,273             127,273(3)                  --                  --
Michael R. Bruce...................                    120,000             120,000(3)                  --                  --
James R. Tesone and Nancy
Barrand JTTEN......................                    111,000             111,000(3)                  --                  --
Norman C. Fields...................                     90,000              90,000(3)                  --                  --
James F. Joy.......................                     69,000              69,000(3)                  --                  --
Daniel B. Katz and Gail P. Katz
JTTEN..............................                     69,000              69,000(3)                  --                  --
David J. Mitchell..................                     69,000              69,000(3)                  --                  --
Steven Slawson.....................                     69,000              69,000(3)                  --                  --
Delaware Charter TTEE
Retirement Plan DTD-1-1-78 FBO
Robert S. Anderson...............                       57,000              57,000(3)                  --                  --
Steven Margulies...................                     36,000              36,000(3)                  --                  --
Hilltop Offshore Limited...........                     30,000              30,000(3)                  --                  --
Hilltop Partners, L.P..............                     30,000              30,000(3)                  --                  --
The R Trust........................                     30,000              30,000(3)                  --                  --
Wolfson Equities...................                     30,000              30,000(3)                  --                  --
Wolfson Family Trust...............                     30,000              30,000(3)                  --                  --
GR&SA Beachley.....................                     30,000              30,000(3)                  --                  --
Elizabeth A. Clements, Trustee
    u/w J. A. Clements.............                     30,000              30,000(3)                  --                  --
Peter Coolidge IRA.................                     30,000              30,000(3)                  --                  --
Margaret H. Duckworth..............                     30,000              30,000(3)                  --                  --
Brian Harra IRA Rollover...........                     30,000              30,000(3)                  --                  --
David M. Holzer....................                     30,000              30,000(3)                  --                  --
Christopher D. Illick..............                     30,000              30,000(3)                  --                  --


                                                    Beneficial
                                                    Ownership
                                                     Prior to                                        Beneficial Ownership
                                                    Offering (1)                                        After Offering (1)
                                                    ------------                                ----------------------------------
                                                                          Number of             Number of            Percentage of
                                                     Number of              Shares                Shares               Shares
Name and Address                                       Shares              to be Sold             ------             Outstanding
----------------                                       ------              ----------                                -----------
Craig Kornreich....................                     30,000              30,000(3)                  --                  --
Joseph Kornreich...................                     30,000              30,000(3)                  --                  --
Stacey Kornreich...................                     30,000              30,000(3)                  --                  --
Gordon W. McCoun IRA...............                     30,000              30,000(3)                  --                  --
John C. Moore, III.................                     30,000              30,000(3)                  --                  --
Joseph A. Vafi and Roxanne M.
    Vafi (JTTEN)...................                     30,000              30,000(3)                  --                  --
Lance Zipper.......................                     30,000              30,000(3)                  --                  --
Neal M. Richard....................                     15,000              15,000(3)                  --                  --
David Assia........................(8)(9)                   --                  --                     --                  --
Jack Dunietz.......................(8)(9)                   --                  --                     --                  --

Martin F. Kahn.....................(8)                  20,000                  --                 20,000                  --
Roy Machnes........................(8)(9)              113,334                  --                113,334(10)              --
Elan Penn..........................(8)(9)               66,667                  --                 66,667(11)              --
Terry I. Steinberg.................(8)                 390,458                  --                390,458(12)              --
All executive officers and
directors as a group...............                    590,459                  --                570,459                  --
                                                                   ---------------
                                                                        14,470,226

----------------------

(1) Calculated pursuant to Rule 13d-3 promulgated under the Exchange Act. Accordingly, with respect to each particular beneficial owner, the number of shares of Common Stock gives effect to the deemed exercise of such owner's options and warrants (which are currently exercisable or exercisable within 60 days). Except as otherwise disclosed in the footnotes below, the shares listed in this column for a person named in this table are directly held by such person, with sole voting and dispositive power.

(2) Address is 5 HaPlada Street, Or-Yehuda, Israel. Mashov Computers Marketing Ltd. is an 80% owned subsidiary of Mashov Computers Ltd., which is also located at 5 HaPlada Street, Or-Yehuda, Israel. Mashov Computers Ltd. may be deemed the beneficial owner of the shares registered in the name of Mashov Computers Marketing Ltd.

(3) Includes shares of Common Stock issuable upon exercise of currently exercisable warrants held by:

     Brean Murray Co., Inc. - 1,226,848 shares
     Mashov Computers Marketing Ltd. - 1,056,363 shares
     Elron Electronic Industries  Ltd. - 180,000 shares
     Special  Situations  Private  Equity  Fund,  L.P. - 454,545  shares
     SIL Nominees - 375,910 shares
     Helix  Capital  II, LLC - 100,000 shares
     Jan Mitchell - 90,000 shares
     Uzi Zucker - 70,000 shares
     Awad & Associates L.P. - 50,000 shares
     FM  Multi-Strategy  Investment Fund L.P. - 50,000 shares
     A. Brean Murray - 50,000 shares
     Brean Murray Profit  Sharing Trust - 50,000 shares
     Dorothy Finsilver Trust - 50,000 shares
     Chester A. Barrand - 50,000 shares
     Joan M. Finsilver - 50,000 shares
     Michael R. Bruce - 40,000 shares
     James R. Tesone and Nancy Barrand JTTEN - 37,000 shares
     Norman C. Fields - 30,000  shares
     James F. Joy - 23,000  shares
     Daniel B. Katz and Gail P. Katz JTTEN - 23,000 shares
     David J. Mitchell - 23,000 shares
     Steven Slawson - 23,000 shares
     Delaware Charter TTEE Retirement Plan DTD 1-1-78 FBO Robert S. Anderson
          - 19,000 shares
     Steven Margulies - 12,000 shares
     Hilltop Offshore Limited - 10,000 shares
     Hilltop Partners,  L.P. - 10,000 shares
     The R Trust - 10,000 shares
     Wolfson Equities - 10,000 shares
     Wolfson Family Trust - 10,000 shares
     GR&SA Beachley - 10,000 shares
     Elizabeth A. Clements, Trustee u/w J.A. Clements - 10,000 shares
     Peter Coolidge IRA - 10,000 shares
          Margaret H. Duckworth - 10,000 shares
     Brian Harra IRA  Rollover - 10,000 shares
     David M.  Holzer - 10,000 shares
     Christopher D. Illick - 10,000 shares
     Craig  Kornreich - 10,000  shares
     Joseph  Kornreich - 10,000 shares
     Stacey Kornreich - 10,000 shares

     Gordon W. McCoun IRA - 10,000 shares
     John C. Moore, III - 10,000 shares
     Joseph A. Vafi and Roxanne M. Vafi (JTTEN) - 10,000 shares
     Lance Zipper - 10,000 shares
     Neal M. Richard - 5,000 shares

(4)  Address is Advanced Technology Center, P.O. Box 1573, Haifa, Israel.

(5) Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., and Special Situations Cayman Fund, L.P. are affiliated entities managed through investment advisers principally owned by Austin W. Marxe and David Greenhouse, each of whom, according to a Schedule 13D filed with the Securities and Exchange Commission on December 17, 1997, possesses sole voting and dispositive power over the shares beneficially owned by the Special Situations entities. The address of each of the Special Situations entities is 153 East 53rd Street, 51st Floor, New York, New York 10022.54

(6) Rho Management Partners L.P. may be deemed the beneficial owner of shares registered in the name of Rho Management Trust I, pursuant to an investment advisory agreement that confers sole voting and dispositive power over such shares to Rho Management Partners L.P. The 1,166,671 shares of Common Stock attributed to Rho Management Trust I includes 333,333 shares held of record by Gilbralter Trust.

(7) The "Star Group" includes the following shareholders of the Company: Justy Ltd. (261,392 shares); SVE Star Ventures Enterprises No. II Gbr (112,611 shares); SVE Star Ventures Enterprises No. III Gbr (297,422 shares); Yozma Venture Capital Ltd. (174,260 shares); and SVE Star Ventures Enterprises No. III AGbr (25,620). To the Company's best knowledge, Dr. Meir Barel possesses sole voting and dispositive power over the shares beneficially owned by the Star Group.

(8)  Serves as a Director of Mentortech.

(9)  Serves as a Director of Mashov Computers Marketing Ltd.

(10) Includes 108,334 shares issuable upon currently exercisable options.

(11) Includes 66,667 shares issuable upon currently exercisable options.

(12) Includes 100,000 shares issuable upon currently exercisable options.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of January 25, 1998, there were 27,569,405 shares of Common Stock outstanding. Of these shares, assuming that all of the shares offered hereby are sold (without any warrant exercises), approximately 13,022,000 shares will be freely tradeable without restriction under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as that term is defined under the rules and regulations under the Securities Act), which will be subject to the resale limitations of Rule 144 adopted under the Securities Act. The remaining outstanding shares were issued by the Company in transactions not involving a public offering, and are thus treated as "restricted securities" within the meaning of Rule 144 under the Securities Act. Sales of significant numbers of shares of Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

     In general, under Rule 144, as currently in effect, a stockholder (or stockholders whose shares are aggregated), who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least 1 year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (212,385 shares) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the one year holding period requirement, in order to sell shares of Common Stock that are not restricted securities. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company and the date they were acquired from an affiliate of the Company, a stockholder who is not an affiliate of the Company at the time of sale and has not been an affiliate at any time during the 90 days prior to the sale would be entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.


                          DESCRIPTION OF CAPITAL STOCK

     At January 25, 1998, there were outstanding an aggregate of 27,569,403 shares of Common Stock, and no shares of Preferred Stock of the Company. At January 25, 1998, there were 108 holders of record of the Company's Common Stock.

Common Stock

     The Company is authorized to issue up to 45,000,000 shares of Common Stock, $.01 par value per share. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered by the Company in this offering will, when issued and paid for, be, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

Preferred Stock

     The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, $.001 par value per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue such shares of Preferred Stock in one or more series. Each such series of Preferred Stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as are determined by the Board of Directors.

     The purpose of authorizing the Board of Directors to issue Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of the Company. The existence of the authorized but undesignated Preferred Stock may have a depressive effect on the market price of the Common Stock. The Company has no present plans to issue any shares of Preferred Stock.

Delaware  Law  and  Certain   Provisions   of  the  Company's   Certificate   of
Incorporation and By-Laws

     The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own) 15% or more of the corporation's voting stock.

     The Company's By-Laws provide that the Company shall have a single class of directors. The Company's By-Laws further provide that vacancies on the Board of Directors may be filled only with the approval of a majority of the Board of Directors then in office, except vacancies occurring as a result of the removal of directors by stockholders, without cause, shall be filled by a vote of the stockholders.

         The Company's By-Laws provide that, after the closing of this Offering, any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called annual or special meeting of the stockholders. This provision could have the effect of delaying until the next stockholders' meeting stockholder actions that are favored by the holders of a majority of the outstanding voting securities of the Company. This provision may also discourage another person or entity from making a tender offer for the Common Stock because such person or entity, even if it acquired a majority of the outstanding voting securities of the Company, would be able to take action as a stockholder only at a duly called meeting of stockholders, and not by written consent. The mere existence of this provision may have a depressive effect on the market price of the Common Stock. See "Risk Factors - Anti-takeover Provisions."

Transfer Agent and Registrar

     The transfer agent and registrar for the Company's Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York.

1997 Warrants

     The 1997 Warrants expire on December 10, 1999, and are subject to extension as provided in the 1997 Warrant Agreement. The 1997 Warrants are exercisable at $0.55 per share and are callable at any time after the share price of the Common Stock, as determined by the closing bid price on the Nasdaq OTC Bulletin Board (or the closing sale price if listed on the Nasdaq National or Small Cap Market) has closed at or above U.S. $1.00 for any 20 consecutive trading day period preceding the call date. Such call may only be made by the Company within 15 business days after the Common Stock has closed at or above U.S. $1.00 for any 20 consecutive trading day period.

Other Warrants

     The Brean Murray Warrants have a five-year term expiring on January 4, 2003. Such warrants are not callable but may be exercised via a "cashless exercise." The number of shares to be issued in a cashless exercise which entails an exchange of Brean Murray Warrants for Common Stock, will be computed by subtracting the warrant exercise price of such warrant from the closing bid price of the Common Stock on the date of the cashless exercise and multiplying that amount by the number of shares represented by the warrants and dividing by the closing bid price as of that date. Of the 1,226,848 Brean Murray Warrants, 613,424 warrants are exercisable at $0.55 per share, 306,712 warrants are exercisable at $0.71 per share and 306,712 warrants are exercisable at $1.07 per share.

     The Company also has outstanding warrants to purchase a total of 122,000 shares of Common Stock. These warrants, which were issued to various investment banking firms prior to 1997 have exercise prices ranging from $2.50 to $6.25 per share. Of such warrants, 36,000 warrants have an exercise price of $2.50 per share and expire on December 31, 1998, 60,000 warrants have an exercise price of $5.00 per share and expire on May 15, 2000 and 26,000 warrants have an exercise price of $6.25 per share and expire on September 30, 2002.

                              CONDITIONS IN ISRAEL

Political Environment

     Since the establishment of the State of Israel in 1948, a state of hostility has existed, varying in degree and intensity, between Israel and the Arab countries. In addition, Israel and companies doing business with Israel have been the subject of an economic boycott by the Arab countries since Israel's establishment. Furthermore, following the Six-Day War in 1967, Israel commenced administering the territories of the West Bank and the Gaza Strip and, since December 1987, increased civil unrest has existed in these territories. Although, as described below, Israel has entered into various agreements with Arab countries and the Palestine Liberation Organization ("PLO") and various declarations have been signed in connection with efforts to resolve some of the abovementioned problems, no prediction can be made whether a full resolution of these problems will be achieved or regarding the nature of any such resolution. To date, these problems have not had a material adverse impact on the financial condition or operations of the Company, although there can be no assurance that continuation of these problems will not have such an impact in the future.

     In 1979, a peace agreement between Israel and Egypt was signed under which full political relations were established; however, economic relations have been very limited. In September 1993, a joint Israeli-Palestinian Declaration of Principles (the "September 1993 Declaration") was signed by Israel and the PLO in Washington, D.C., outlining interim Palestinian self-government arrangements. Prior to the signing of that declaration, PLO Chairman Arafat sent a letter to Israeli Prime Minister Rabin in which the PLO recognized Israel's right to exist in peace and security, renounced terrorism and violence, and affirmed that the clauses of the PLO Covenant denying Israel's right to exist are no longer valid. In reply, Israel recognized the PLO as the representative of the Palestinian people in the peace negotiations.

     In May 1994, Israel and the PLO signed an agreement in Cairo in which the principles of the September 1993 Declaration were implemented. In accordance with this agreement, Israel has transferred the civil administration of the Gaza Strip and Jericho to the Palestinian Authority and the Israeli army has withdrawn from these areas. In September 1995, Israel and the PLO signed an additional agreement regarding the withdrawal by the Israel Defense Forces from the heavily Palestinian populated areas and the transfer of the Civil Administration to the Palestinian Authority in other areas in the West Bank.

     In July 1994, the Israeli Prime Minister and the King of Jordan signed a joint declaration as the first step towards a peace treaty between Israel and Jordan. The declaration provides for the cessation of belligerency between the states, the mutual opening of airspace to civil aviation, the opening of border crossings (the first of which was opened on August 8, 1994) and the commencement of joint projects with respect to electricity and water resources. On October 26, 1994, Israel and Jordan signed a peace treaty, under which full political and economic relations were formally established.

     Although Israel has entered into agreements with certain Arab countries and the PLO, and declarations have been signed to resolve some of the economic and political problems in the Middle East, no prediction can be made whether a full resolution of these problems will be achieved or regarding the nature of any such resolution. To date, Israel has not entered into a peace treaty with either Lebanon or Syria.

     On November 4, 1995, Prime Minister Yitzhak Rabin was assassinated. In June 1996, following general elections a new Israeli government was formed, headed by the newly elected Prime Minister Benjamin Netanyahu of the Likud Party. Since the formation of the new government, peace negotiations between Israel and both the Palestinian Authority and with Syria have been in a state of flux. In January 1997, Israel and the Palestinian Authority reached an accord with respect to the Israeli withdrawal from Hebron, but no prediction can be made whether this accord will be successful or whether a failure to reach additional accords with the Palestinian Authority or Syria will lead to events which could have a negative impact upon the Israeli business environment in general, and on the operations and financial condition of the Company in particular.

Army Service

     All male adult permanent residents of Israel under the age of 54 are, unless exempt, obligated to perform military service duty annually. Additionally, all such residents are subject to being called to active duty at any time under emergency circumstances. Some of the employees of the Company are currently obligated to perform annual reserve duty. While Mentortech has operated effectively under these and similar requirements in the past, no assessment can be made of the full impact of such requirements on the Company in the future, particularly if emergency circumstances occur.

Economic Conditions

     In 1996, for the seventh consecutive year, the economy of Israel experienced significant expansion. During the years 1991 through 1996, Israel's gross domestic product increased by 6.3%, 6.8%, 3.4%, 6.5%, 7.06% and 4.4%, respectively. The Bank of Israel's and the Israeli Government's fiscal and monetary policy contributed to relative price and exchange rate stability during most of these years despite fluctuating rates of economic growth and a high rate of unemployment. The inflation rate for calendar years 1994, 1995 and 1996 was 14.5%, 8.1% and 10.6%, respectively. There can be no assurance that the Israeli Government will be successful in its attempt to keep prices and exchange rates stable.

     Israel's economy has been subject to numerous destabilizing factors, including a period of rampant inflation in the early to mid-1980s, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. In response to these problems, the Israeli Government has intervened in various sectors of the economy, employing, among other means, fiscal and monetary policies, import duties, foreign currency restrictions and controls of wages, prices and foreign currency exchange rates. The Israeli Government frequently has changed its policies in all of these areas.

     The State of Israel receives significant amounts of economic and military assistance from the United States, averaging approximately $3 billion annually over the last several years. In addition, in 1992, the United States approved the issuance of up to $10 billion of loan guarantees during U.S. fiscal years 1993-1998 to help Israel absorb a large influx of new immigrants, primarily from the republics of the former Soviet Union. Under the loan guarantee program, Israel may issue up to $2 billion in principal amount of guaranteed loans each year, subject to reduction in certain circumstances. There is no assurance that foreign aid or other assistance from the United States will continue at or near the amounts received in the past. If the grants for economic and military assistance or the United States loan guarantees are eliminated or reduced significantly, the Israeli economy could suffer material adverse consequences.

     Israel is a member of the United Nations, the International Monetary Fund, the International Bank for Reconstruction and Development and the International Finance Corporation. Israel is a signatory to the General Agreement on Tariffs and Trade, which provides for reciprocal lowering of trade barriers among its members. In addition, Israel has been granted preferences under the Generalized System of Preferences from the United States, Australia, Canada and Japan. These preferences allow Israel to export the products covered by such programs either duty-free or at reduced tariffs.

     Israel and the European Union concluded a Free Trade Agreement in July, 1975 which confers certain advantages with respect to Israeli exports to most European countries and obligates Israel to lower its tariffs with respect to imports from these countries over a number of years.

     In 1985, Israel and the United States entered into an agreement to establish a Free Trade Area ("FTA"). Under the FTA, most products received immediate duty-free status, and by 1995 all other tariffs and certain nontariff barriers on most trade between the two countries were eliminated.

     On  January 1,  1993,  an  agreement  between  Israel  and the EFTA,  which includes Austria, Norway, Finland, Sweden, Switzerland, Iceland and Liechtenstein, established a free-trade zone between Israel and the EFTA nations.

     In recent years, Israel has established commercial and trade relations with a number of other nations, including Russia, China and nations in Eastern Europe, with which Israel had not previously had such relations.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold from time to time by or for the account of any of the Selling Stockholders or by their pledgees, donees, distributees or transferees or other successors in interest. The Company will not receive any of the proceeds from this offering. The distribution of the Shares by the Selling Stockholders is not subject to any underwriting agreement. The Shares may be sold hereunder directly to purchasers by the Selling Stockholders in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which the broker solicits purchasers; block trades in which the broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal; transactions in which a broker or dealer purchases as principal for resale for its own account; or through underwriters or agents. The Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of the Shares. Each Selling Stockholder will be responsible for payment of any and all commissions to brokers. The Company has agreed to indemnify certain of the Selling Stockholders against certain liabilities, including liabilities under the Securities Act and Exchange Act.

     Pursuant to the Conversion Agreement, the Company has agreed, at its expense, to file the Registration Statement to which this Prospectus is a part and to take certain other actions to permit the Selling Stockholders to sell the Shares under the Securities Act and applicable state securities laws. The aggregate proceeds to any Selling Stockholder from the sale of the Shares offered by the Selling Stockholder hereby will be the purchase price of such Shares less any broker's commissions.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     If and when any Shares covered by this Prospectus qualify for sale pursuant to Rule 144 under the Securities Act, they may be sold under Rule 144 rather than pursuant to this Prospectus.

     Any Selling Stockholder and any broker-dealer, agent or underwriter that participates with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Selling Stockholders are not restricted as to the price or prices at which they may sell Shares. Sales of such Shares at less than the market prices may depress the market price of the Company's securities. Moreover, the Selling Stockholders are not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time which may also have a depressive effect on the market price of the Company's securities Common Stock.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares offered hereby may not simultaneously engage in market making activities with respect to the Shares for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of the Shares by the Selling Stockholders.

     There is no assurance that any Selling Stockholder will sell any or all of the Shares described herein and may transfer, devise or gift such securities by other means not described herein.

     Expenses of preparing and filing the registration statement and all post-effective amendments will be borne by the Company. It is expected that such costs will be approximately $70,000.

     The Company is permitted to suspend the use of this Prospectus in connection with sales of the Shares by holders during periods of time under certain circumstances relating to pending corporate developments and public filings with the Commission and similar events.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Shares offered hereby will be passed upon for the Company by Carter, Ledyard & Milburn, New York, New York.

                                     EXPERTS

     The consolidated financial statements of PC Etcetera, Inc. at December 31, 1996 and for the year then ended appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon said report given upon the authority of such firm as an expert in accounting and auditing.

     The combined financial statements of Mentortech Inc. (formerly Sivan Computers Training Center (1994) Ltd. and Mashov Computer Based Training (C.B.T.) Ltd. at December 31, 1996 and 1995 and for the years then ended appearing in this Prospectus and Registration Statement have been audited by Kost Levary and Forer, a member of Ernst & Young International, independent accountants in Israel, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon said report given upon the authority of such firm as an expert in accounting and auditing.

     The consolidated statements of operations, stockholders' equity and cash flows of PC Etcetera, Inc. at December 31, 1995 and for the year then ended appearing in this Prospectus have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the going concern mentioned in Note 1 to such financial statements) appearing elsewhere herein, and are included in reliance upon said report given upon the authority of such firm as an expert in accounting and auditing.

                              CHANGE IN ACCOUNTANTS

     On February 24, 1997, the Company dismissed the accounting firm of Arthur Andersen LLP, which was previously engaged as principal independent auditors. On February 25, 1997, the Company engaged Ernst & Young LLP to audit the Company's financial statements. Kost Levary & Forer, C.P.A.s, a member of Ernst & Young International, independent accountants in Israel, were the auditors of Mashov, Sivan and Mashov CBT at such time. The decision to change accountants was recommended and approved by the Board of Directors of the Company. Arthur Andersen LLP's report on the financial statements for fiscal year ended December 31, 1995 contained a qualification as to uncertainty regarding PCE U.S.'s ability to continue as a going concern. Such qualification was made due to its continuing net losses, negative cash flows from operations, negative working capital and stockholders' deficiency. During the two most recent fiscal years there were no disagreements with the former accountant of PCE U.S. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission, a Registration Statement on Form SB-2 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Descriptions in this Prospectus regarding the contents of any contract, agreement or any other document filed as an exhibit to the Registration Statement are summaries of all their material provisions but may not necessarily be complete. With respect to each such contract or other document filed as an exhibit to the Registration Statement, reference is made to the copy of the exhibit for a more complete description. A copy of the Registration Statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549 upon the payment of the fees prescribed by the Commission.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                           Page
                                                                                           ----
Mentortech Inc. (formerly Sivan and Mashov CBT) Audited Financial Statements
----------------------------------------------------------------------------

Report of Independent Auditors...........................................................   F-2
Balance Sheets at December 31, 1996 and 1995.............................................   F-3
Statements of Operations for the years ended December 31, 1995 and 1996..................   F-5
Statements of Stockholders' Deficiency for the years ended December 31, 1995
   and 1996..............................................................................   F-6
Statements of Cash Flows for the years ended December 31, 1995 and 1996..................   F-7
Notes to Financial Statements............................................................   F-9

Mentortech Inc. Unaudited Financial Statements:
-----------------------------------------------

Balance Sheet at September 30, 1997......................................................  F-21
Statements of Operations for the nine months ended September 30, 1996 and 1997...........  F-23
Statements of Cash Flows for the nine months ended September 30, 1996 and 1997...........  F-24
Notes to Unaudited Financial Statements..................................................  F-26

PC Etcetera, Inc. Audited Financial Statements:
-----------------------------------------------

Reports of Independent Auditors..........................................................  F-28
Consolidated Balance Sheet at December 31, 1996..........................................  F-30
Consolidated Statements of Operations for the years ended
 December 31, 1995 and 1996..............................................................  F-31
Consolidated Statements of Stockholders' Equity (Deficit)
  for the years ended December 31, 1995 and 1995.........................................  F-32
Consolidated Statements of Cash Flows for the years ended
 December 31, 1995 and 1996..............................................................  F-33
Notes to Consolidated Financial Statements...............................................  F-35



                         REPORT OF INDEPENDENT AUDITORS

KOST LEVARY & FORER
   A MEMBER OF
ERNST & YOUNG INTERNATIONAL

                     To the Shareholders of MENTORTECH INC.

             (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.

                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.)

     We  have  audited  the  accompanying  balance  sheet  of  (Mentortech  Inc.
(formerly Sivan Computers Training Center (1994) Ltd.) ("Sivan" or "the Company") and Mashov Computer Based Training (C.B.T.) Ltd. ("CBT") as of December 31, 1996 (see note 1a) and 1995, and the related statements of operations, changes in stockholders' deficiency and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Israel, including those prescribed by the Israeli Auditors Regulations (Mode of Performance) 1973 which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement either originating within the financial statements themselves or due to any misleading statement included therein. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States.

Tel Aviv, Israel                           /s/KOST LEVARY and FORER
March 26, 1997                             Certified Public Accountants (Israel)
                                         A member of Ernst & Young International

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

BALANCE SHEET
--------------------------------------------------------------------------------
U.S. Dollars in thousands



                                                                          December 31,
                                                                          ------------
                                                                   1996                 1995
                                                                   ----                 ----
     ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                    $  283             $   93
     Trade receivables, (net of allowance for doubtful
        accounts of $12 in 1996)                                   2,279              1,618
     Other receivables and prepaid expenses                          326                368
     Inventories                                                      91                  -
                                                                   -----              -----

         Total current assets                                      2,979              2,079
                                                                  ------             ------

INVESTMENT IN AFFILIATE                                              178                100
                                                                   -----             ------

SEVERANCE PAY FUND (NOTE 5)                                          362                212
                                                                   -----             ------

PROPERTY AND EQUIPMENT (NOTE 3):
     Cost                                                          2,227              1,269
     Less - accumulated depreciation                                 587                240
                                                                   -----             ------

                                                                   1,640              1,029
                                                                   -----             ------
GOODWILL, NET OF ACCUMULATED AMORTIZATION
     (1996 - $211, 1995 - $ 114)                                   1,811              1,982
                                                                   -----             ------

               Total assets                                       $6,970             $5,402
                                                                  ======             ======









    The accompanying notes are an integral part of the financial statements.

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

BALANCE SHEET (continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


                                                                       December 31,
                                                                       ------------
                                                                  1996              1995
                                                                  ----              ----
   LIABILITIES LESS STOCKHOLDERS'
    DEFICIENCY

CURRENT LIABILITIES
 Short-term bank credit                                          $     -           $    -
 Trade payables                                                      717              412
 Related parties                                                   1,478              666
 Deferred income                                                   1,624            1,056
 Accrued expenses and other payables (Note 4)                        778              617
                                                                  ------           ------

Total current liabilities                                          4,597            2,751
                                                                  ------          -------

LONG-TERM LIABILITIES:
 Accrued severance pay (Note 5)                                      455              277
 Shareholder's loan (Note 6)                                       2,665            2,489
                                                                  ------           ------

Total long-term liabilities                                        3,120            2,766
                                                                  ------           ------

STOCKHOLDERS' DEFICIENCY:
 Share capital (Note 10)
 Additional paid in capital                                          150                -
 Cumulative foreign currency translation adjustment                   23                7
 Accumulated deficit                                                (920)            (122)
                                                                  -------         -------

Total shareholders' (deficiency)                                    (747)            (115)
                                                                  -------         -------

Total liabilities less shareholders' deficiency                   $6,970           $5,402
                                                                  ======           ======





    The accompanying notes are an integral part of the financial statements.

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. Dollars in thousands


                                                    Year ended December 31,
                                                    -----------------------
                                                  1996                  1995
                                                  ----                  ----
Revenues                                        $ 9,400               $ 6,651
Cost of revenues                                  4,713                 3,849
                                                -------               -------
Gross profit                                      4,687                 2,802
Operating expenses:
  Research and development                          248                    --
  Selling and marketing                           1,446                   921
  General and administrative                      3,359                 1,816
                                                -------               -------
Total operating expenses                          5,053                 2,737
                                                -------               -------
Operating income (loss)                            (366)                   65
Financial expenses, net                             455                   433
                                                 ------                ------
Loss from ordinary operations                      (821)                 (368)
Income taxes                                         45                    --
                                                -------               -------

Loss before equity in earnings of affiliate        (866)                 (368)

Equity in earnings of affiliate                      68                    61
                                                -------               -------
Net loss                                        $  (798)               $ (307)
                                                =======               =======
Net loss per share                              $ (0.05)              $ (0.02)
                                                =======              ========
Number of Shares used in computing
 loss per share                                  15,000                15,000
                                                 ======                ======

    The accompanying notes are an integral part of the financial statements.

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------
U.S. Dollars in thousands





                                                                   Cumulative
                                                                    foreign
                                                    Additional      currency                                 Total
                                       Share          paid in      translation        Accumulated         shareholders'
                                      capital         capital      adjustment           deficit            deficiency
                                      -------         -------      ----------           -------            ----------
Balance as of December 31,
 1994                                      --              --             $ 2             $ 185                 $ 187
  Foreign currency translation
    adjustment                             --              --               5                --                     5
  Loss for the year                        --              --              --               (307)                (307)
                                       ------         -------            ----              -----                -----

Balance as of December 31,
 1995                                      --              --             $ 7              $(122)               $(115)
  Issuance of shares of CBT                --             150              --                 --                  150
  Foreign currency translation
    adjustment                             --              --              16                 --                   16
  Loss for the year                        --              --              --               (798)                (798)
                                       ------          ------            ----              -----                 ----

Balance as of December 31,
 1996                                      --            $150             $23              $(920)               $(747)
                                       ======            ====             ===              =====                =====










    The accompanying notes are an integral part of the financial statements.

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. Dollars in thousands


                                                             Year ended
                                                             December 31,
                                                             ------------
                                                           1996      1995
                                                           ----      ----
Cash flows from operating activities:
-------------------------------------
Net loss for the period                                  $(798)     $(307)
Adjustments to reconcile net loss
  to net cash provided by operating activities:
  Depreciation and amortization                            456        300
  Capital gain                                               -          6
  Equity in earnings of affiliate                          (68)       (61)
  Increase (decrease) in accrued severance pay, net         30        (27)
  Increase in trade  receivables                          (721)      (514)
  Decrease (increase) in other receivables and
     prepaid expenses                                       29        (18)
  Increase in inventories                                  (91)         -
  Increase in trade payables                               320        150
  Increase in related parties                              454        446
  Increase in deferred income                              606        490
  Increase in accrued expenses and other
    payables                                               183        108
  Accrued interest on shareholders' loan                   265        182
                                                         ------       ---

Net cash provided by operating activities                  665        755
                                                         -----      -----

Cash flows from investing activities:
-------------------------------------
Purchase of property and equipment                      (1,006)      (666)
Proceeds from sales of property and equipment                2         15
                                                        ------      -----
Net cash used in investing activities                   (1,004)      (651)
                                                        -------     -----

Cash flows from financing activities:
-------------------------------------
Proceeds from issuance of shares                           150          -
Short-term bank credit, net                                  -        (11)
Increase in related parties                                382          -
                                                        ------        ---

Net cash provided by (used in) financing activities        532        (11)
                                                        ------      -----



    The accompanying notes are an integral part of the financial statements.

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)


STATEMENTS OF CASH FLOWS (continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


                                                               Year ended
                                                               December 31,
                                                               ------------
                                                            1996         1995
                                                            ----         ----
Net increase in cash and cash equivalents                  $193         $  93
Effect of changes in exchange rate on cash and
   cash equivalent                                           (3)            -
Cash and cash equivalents at the beginning of the
   year                                                      93             -
                                                           ----         -----

Cash and cash equivalents at the end of the year            283            93
                                                           ====         =====

Supplemental disclosure of cash flow activities:
------------------------------------------------
Income taxes paid during the year                          $ 16         $ 150
                                                           ====         =====























    The accompanying notes are an integral part of the financial statements.

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


NOTE 1: - GENERAL

     a.   Basis of presentation:

          Effective February 6, 1997, Mashov Computer Marketing Ltd. ("Mashov"), the parent company of Sivan Computer Training Center (1994) Ltd.
          ("Sivan" or "the Company") and Mashov computer Based Training (CBT) Ltd. ("CBT") transferred to PC Etcetera, Inc. ("PC") all of its holdings in Sivan and in CBT and $1.2 million in consideration of 8,438,924 shares of common stock and 658,412 shares of convertible preferred stock par value $0.001, each preferred share can be converted into ten shares of common stock having a ten to one voting right in relation to shares of common stock bringing Mashov holdings in PC to 69%.

          In view of the above, the transaction has been accounted for as a reverse acquisition, and as such, Sivan and C.B.T are effectively the acquirers. Since Sivan and CBT are under the common control of Mashov, the combination of their financial statements was prepared in a manner similar to a pooling of interests.

     b.   Sivan Computer Training Center (1994) Ltd.:

          Sivan is engaged in personal computer training services in Israel.

          Sivan implements an original teaching method which is based on a session model and provides substantial practice, lab and project work.

          In October 1994, Sivan purchased all the activities (including intangible assets, see Note 2f) from Sivan Computers Ltd. for approximately $2.5 million. As part of the purchase agreement, Mashov made a commitment to the shareholders of Sivan Computers Ltd. to reimburse them for any excess taxes resulting from the sale. Subsequent to the balance sheet date, the shareholders of Sivan Computers Ltd. received a demand from the Israeli tax authorities to pay NIS 1 million. In the opinion of Mashov's management, based on the opinion of its legal advisors, Mashov will not be liable for this amount.


     c.   Mashov Computer Based Training (CBT) Ltd.:

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


          CBT - an Israeli corporation - was incorporated in March 1996. CBT is engaged in developing technology based training products and content. In addition to content development, CBT develops delivery technology for delivering training via the Internet and other public networks. Its Intertrainer 1.0 product supports delivery of training content on the Internet supporting full simulation, interactivity, sound and graphics.

     d. Since CBT commenced operations on April 1, 1996, the 1995 balance sheet and statements of operations and cash flows include only Sivan. The 1996 balance sheet and statements of operations and cash flows includes a combination of Sivan and CBT.

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


NOTE 2: - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   Financial statements are in United States dollars:

          The Company's transactions are recorded in new Israeli shekels ("NIS"). All of the Company's sales are made in Israel in NIS, and substantially all of the Company's costs are incurred in NIS. Accordingly, the NIS is the functional currency of the Company.

          The Company has elected to prepare its financial statements in U.S. dollars.

          Accordingly, the Company's financial statements have been translated into U.S. dollars, in accordance with FASB Statement No. 52, "Foreign Currency Translation." All balance sheet amounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the year. The gains and losses resulting from the change in exchange rates from year to year have been reported separately as a component of stockholders' equity.

     b.   Cash equivalents:

          Cash equivalents are short-term highly liquid investments that are readily convertible to cash and with maturities when purchased of three months or less.

     c.   Inventories:

          Inventories, mainly finished products are presented at the lower cost of market value. Cost is determined using the "first-in, first-out" method.

     d.   Investments in affiliate:

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


          Sivan's 50% investment in Sivan Computers Jerusalem (1988) Ltd. (hereafter "Sivan Jerusalem") is presented by the equity method of accounting. After the balance sheet date, Sivan purchased the remaining 50% of Sivan Jerusalem for $135,000.

     e.   Property and equipment:

          These assets are stated at cost. Depreciation is computed by the straight-line method, on the basis of the estimated useful lives of the assets, as follows:


                                                          Years
                                                          -----
     Computers and peripheral equipment                   4 - 5
     Office furniture and equipment                       7 - 10
     Motor vehicles                                         7
     Leasehold improvements                  According to the leasing period

     f.   Goodwill

          Goodwill, which is attributed to Sivan Computers Ltd.'s personal computer tutorial services, is stated at cost and amortized by the straight-line method over a period of 20 years.

          The carrying value of goodwill is periodically reviewed by management based on the expected future undiscounted operating cash flows over the remaining goodwill amortization period. Based upon its most recent analysis, management believes that no impairment of goodwill exists at December 31, 1996.

     g.   Income taxes:

          The Company follows the asset and liability method of accounting for income taxes in accordance with Israeli accounting principles. Under Israeli accounting principles, deferred income taxes are provided for differences resulting from changes in the Israeli Consumer Price Index ("CPI") (the basis for the Company's tax reporting) and changes in the exchange rate of the NIS to the U.S. dollar. SFAS No. 109, "Accounting for Income Taxes," does not allow deferred income taxes to be

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


          recognized for this difference which, with respect to the Company's financial statements, is immaterial.

     h.   Revenue recognition:



          Revenues from training services are recognized upon performance of the services. Revenues from sales of products are recognized upon shipment of the software provided no significant vendor obligations remain and collection of the related receivable is probable.

          Deferred   revenues  are  unearned  amounts  received  under  training services.

     i.   Research and development costs:

          Research and development costs are charged to the statement of operations as incurred. Statement of Financial Accounting Standard
          (SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Licensed or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

          Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and general release of the product have been insignificant.

     j.   Concentrations of credit risk:

          Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash balances on deposit with major banks in Israel. Although all trade receivables are in Israel, concentrations of credit risk with respect to trade receivables are limited because the Company's customers are from a wide range of industries and no one customer accounts for more than five percent of total revenue or accounts receivable in the two-year period ended December 31, 1996.

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


     k.   Fair value of financial instruments:

          The financial instruments of the Company consist of non-derivative assets: cash and cash equivalents, marketable securities, trade receivables and loans payable in view of their nature, the fair value of financial instruments approximates their carrying value.

     l.   Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     m.   Earnings (loss) per share:

          Earnings (loss) per share are computed based on the number of shares issued by PC to Mashov in consideration for Sivan and CBT in 1997 (see note 1).


     n.   Impact of recently issued accounting standards:

          In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (FAS 128), "Earnings Per Share". This statement is effective for the Company's quarter ending December 31, 1997. The statement redefines earnings per share under generally accepted accounting principles. Under the new standard, primary earnings per share is replaced by basic earnings per share and fully diluted earnings per share is replaced by diluted earnings per share.

          The impact of FAS 128 on the calculation of primary and fully diluted earnings per share for the years ended December 31, 1996 and 1995 is not material.

          In February 1997, the FASB issued Statement of Financial Accounting Standards No. 129 (FAS 129), "Disclosure of Information About Capital Structure". This statement is effective for financial statements for periods ending after December 15,

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


          1997. The additional disclosure required by FAS 129 on the Company's financial statements for the year ended December 31, 1996 and 1995 is not material.

          In June 1997, the FASB issued Statements of Financial Accounting Standards No. 130 (FAS 130), "Reporting Comprehensive Income", and No. 131 (FAS 131), "Disclosure About Segments of an Enterprise and Related Information". These statements are effective for fiscal years beginning after December 15, 1997. These statements do not have measurable effects on the financial statements but require additional disclosure.

          The impact of these two statements on the financial statements of the company has not yet been determined.

NOTE 3: - PROPERTY AND EQUIPMENT


                                                           December 31,
                                                           ------------
                                                     1996              1995
                                                     ----              ----

Cost:
  Computers and peripheral equipment               $1,469            $  841
  Office furniture and equipment                      330               229
  Motor vehicles                                      198                41
  Leasehold improvements                              230               158
                                                   ------            ------

                                                    2,227             1,269
                                                   ------            ------
Accumulated depreciation:
  Computers and peripheral equipment                  481               198
  Office furniture and equipment                       47                21
  Motor vehicles                                       21                 5
  Leasehold improvements                               38                16
                                                   ------            ------

                                                      587               240
                                                   ------            ------

Depreciated cost                                   $1,640            $1,029
                                                   ======            ======
Depreciation expenses                             $   356           $   195
                                                  =======           =======

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


NOTE 4: - ACCRUED EXPENSES AND OTHER PAYABLES

                                                     December 31,
                                                     ------------
                                                1996              1995
                                                ----              ----

     Employees and payroll accruals            $  618          $  380
     Government authorities                       112             122
     Accrued expenses and others                   48             115
                                                -----          ------

                                               $  778          $  617
                                               ======          ======

NOTE 5: - ACCRUED SEVERANCE PAY

     Under Israeli law, the Company is required to make severance payments to dismissed employees (including officers) and to employees leaving employment under certain other circumstances. This liability is calculated based on the years of employment for each employee respectively, in accordance with the "severance pay laws." The Company's liabilities for required severance payments are covered by funding into severance pay funds, insurance policies and by an accrual. Severance pay expense for the years ended December 31, 1995 and 1996 was $52 and $157, respectively.

NOTE 6: - STOCKHOLDERS' LOANS

     Stockholder loans are linked to the Israeli consumer Price Index and bear interest at a rate 6% per annum. Repayment terms have not yet been determined.

     NOTE 7: - COMMITMENTS AND CHARGES

     a.   Lease commitments:

          The Company leases its operating facilities under non-cancelable leases terminating in 1997-2000, with a five-year extension option. The amounts of future minimum lease payments for the years subsequent to December 31, 1996, are as follows:

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


          1997               $   475
          1998                   306
          1999                   292
          2000                    18
                              ------
                              $1,091

          Rent expense for the years ended December 31, 1995 and 1996 was approximately $413 and $608, respectively.

     b.   Charges:

          As collateral for bank credit, balances due from Israel Credit Cards Ltd. and Isracard Ltd. (as of December 31, 1996, such amount was $565 thousand) are pledged in favor of Israel Discount Bank Ltd.

NOTE 8: - TAXES ON INCOME

     a.   Measurement of results for tax purposes:

          Results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in the CPI. As explained in
          Note 2a, the financial statements are presented in U.S. dollars. The difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate causes a difference between taxable income and the income shown in the financial statements. This is because taxable income is measured in NIS adjusted for inflation and translated into U.S. dollars at the applicable exchange rate for tax purposes, while net income for financial statement purposes is measured in U.S. dollars.

     b.   Tax assessments:

          The  Companies  have  not  received  final   assessments  since  their
          incorporation.

     c.   Reconciliation of the theoretical tax expenses:

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


          A reconciliation between the theoretical tax expenses, assuming all income is taxed at the statutory rate applicable to income of the Company and the actual income tax as reported in the statements of operations, is as follows:



                                                        Year ended
                                                       December 31,
                                                       ------------
                                                    1996         1995
                                                    ----         ----
Loss before taxes as reported in the
statements of income                              $ (821)     $ (368)
                                                  =======     =======

Statutory tax rate                                    36%         37%
                                                      ===         ===

Theoretical tax expenses (benefits)               $ (295)     $ (136)

Increase (decrease) in taxes resulting from:
  Taxes in respect of previous years                  38           -

Tax adjustment in respect of inflation in
     Israel                                          250          94
  Non-deductible expenses                             52          42
                                                   -----        ----
Taxes on income as reported in the
  statements of income                             $  45        $  -
                                                   =====        ====

     d.   Tax loss carryforward:

          Net operating loss carryforward in CBT amounted to approximately $370 at December 31, 1996 and according to Israeli tax laws can be carried forward indefinitely.

          Deferred tax assets in the amount of $200 and $30 as of December 31, 1996 and 1995, respectively, which are mainly due to operating loss carryforwards were offset by a valuation allowance in the same amounts.

NOTE 9: - RELATED PARTY TRANSACTIONS

     MENTORTECH INC. (Formerly - SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T) LTD.)

NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
U.S. Dollars in thousands


                                                    Year ended
                                                   December 31,
                                                   ------------
                                                   1996     1995
                                                   ----     ----

Revenues (2)                                       $ 50     $ 19

Expenses (2)
  Cost of revenues                                 $ 41     $145
  Rent (1)                                         $138     $  -
  Management fees to Mashov (1)                    $748     $181
  Interest (see Note 6)                            $434     $355


          (1) The management fees and rent were paid according to an agreement which was ended on December 31, 1996.

          (2)  Related balances are unlinked and do not bear interest.


NOTE 10: - CAPITAL STOCK

     As explained in Note 1a, the transaction between PC and Mashov is treated as a reverse acquisition. As such, the number of shares outstanding as of December 31, 1996 and 1995 is the number of shares issued to Mashov in the transaction.

                       This Page Intentionally Left Blank


                        MENTORTECH INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                             September 30,         December 31,
                                                                 1997                 1996
                                                                 ----                 ----
                                                             (unaudited)
ASSETS:
Current Assets:

Cash and cash equivalents....................................    $   34               $ 384
Accounts receivable..........................................     4,261               2,279
Prepaid expenses.............................................       142                 225
Inventory....................................................        30                  91
                                                                  -----               -----
         Total current assets................................     4,467               2,979
                                                                  -----               -----

Property and Equipment:
Property and equipment.......................................     3,887               2,227
Accumulated depreciation and amortization ...................    (1,607)               (587)
                                                                 ------                ----
         Total property and equipment........................     2,280               1,640
                                                                  -----               -----

Other Assets:
Other assets, net............................................       480                 362
Investment in affiliate......................................        --                 178
Goodwill (net of accumulated amortization of
$320 in 1997 and $211 in 1996)...............................     4,913               1,811
                                                                  -----               -----

         TOTAL ASSETS........................................   $12,140              $6,970
                                                                =======              ======







          See accompanying notes to consolidated financial statements.

                        MENTORTECH INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (continued)
                                 (in thousands)

                                                            September  30,                December 31,
                                                                1997                         1996
                                                                ----                         ----
                                                             (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIENCY)

Current Liabilities:
Accounts payable and accrued expenses........................    $ 2,953                      $1,495
Deferred revenue.............................................      1,770                       1,624
Loans payable - others - current portion.....................        824                          --
Loans payable - affiliate - current portion..................      1,085                       1,478
Capital equipment obligations................................         36                          --
                                                                  ------                       -----
         Total current liabilities...........................      6,668                       4,597
                                                                  ------                       -----

Other Liabilities:
Loans payable affiliates (shareholders)......................        600                       2,665
Other liabilities............................................        623                         455
                                                                   -----                       -----
         Total liabilities...................................      7,891                       7,717
                                                                   -----                       -----

Stockholders' Equity (Deficiency):
Common stock.................................................        212                         150
Additional paid in capital - common stock....................      5,325                          --
Accumulated deficit..........................................     (1,145)                       (920)
Cumulative foreign currency
  translation adjustment.....................................       (143)                         23
                                                                   -----                        ----
         Total Stockholders' Equity (Deficiency).............      4,249                        (747)
                                                                   -----                        ----
         TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY.............................    $12,140                      $6,970
                                                                 =======                      ======




          See accompanying notes to consolidated financial statements.


                                         MENTORTECH INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (in thousands, except for per share data)

                                                         Three Months                         Nine Months
                                                            Ended                               Ended
                                                         September 30,                       September 30,

                                                    1996               1997              1996              1997
                                                    ----               ----              ----              ----
                                                                           (unaudited)
Revenues......................................     $2,397           $4,396            $6,606           $13,083
Cost of revenues..............................      1,230            2,730             3,454             8,105
                                                    -----            -----             -----             -----
Gross profit..................................      1,167            1,666             3,152             4,978

Selling and marketing.........................        371              750               927             1,955
General and administrative....................        728              981             1,959             2,770
Research and development......................         90              110               192               340
                                                      ---              ---               ---               ---
Operating  income (loss)......................        (22)            (175)               74              (87)
                                                      ---             ----                --              ---

Equity in earnings of affiliate...............          9               --                41                --
Gain on sale of subsidiary....................          0               17                                  44
Financial income (expense), net...............       (104)             (39)             (411)             (136)
                                                     ----              ---              ----              ----

Net (loss)....................................      $(117)           $(197)            $(296)           $ (179)
                                                    =====            =====             =====            ======

Net (loss) per share..........................     ($0.01)          ($0.01)           ($0.01)           ($0.01)
                                                   ======           ======            ======            ======

Weighted average number of shares............. 21,238,495       19,158,997        21,238,495        16,386,332
                                               ==========       ==========        ==========        ==========



           See accompanying notes to consolidated financial statements

                        MENTORTECH INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                           Nine Months
                                                                                              Ended
                                                                                           September 30,
                                                                                           -------------
                                                                                       1997             1996
                                                                                       ----             ----
                                                                                            (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

 Net income (loss) for the period ...........................................        ($179)           ($296)

 Adjustments to reconcile net (loss)
      to net cash (used in) provided by operating activities
    Depreciation and amortization ...........................................           674             334
    Capital gain ............................................................             5               0
    Equity in earnings of affiliate..........................................             0             (41)
    Increase in accrued severance pay, net ..................................            94              82
    Decrease in deferred income taxes........................................           (73)              0
    Increase in trade receivables ...........................................          (121)           (385)
    Decrease in prepaid expenses ............................................          (105)              0
    Decrease (increase) in other receivables ................................            56            (140)
    Decrease (increase) in inventories ......................................            55             (46)
    Increase (decrease) in trade payables ...................................          (520)             77
    Increase (decrease) in loans payable affiliates .........................          (410)            260
    Increase in deferred revenue ............................................           110             343
   Increase (decrease) in accounts payable and accrued
      expenses...............................................................          (198)             94
   Accrued interest on shareholders' loan ...................................             0             218
                                                                                       ----            ----
        Net cash (used in) provided by operating activities .................          (612)            500
                                                                                       ----             ---

CASH FLOWS FROM INVESTING ACTIVITIES:

    Purchase of property and equipment ......................................          (908)           (645)
    Proceeds from sales of property and equipment ...........................            71               0
    Purchase of subsidiary  .................................................           (45)              0
    Cash acquired in acquisition.............................................         1,217               0
                                                                                      -----            ----
       Net cash provided by (used in) investing activities ..................           335            (645)
                                                                                      -----            ----



                        MENTORTECH INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                 (in thousands)
                                                                                          Nine Months
                                                                                             Ended
                                                                                          September 30,
                                                                                          -------------
                                                                                      1997             1996
                                                                                      ----             ----
                                                                                             (unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:

 Proceeds from issuance of shares ...........................................            0              151
 Capital equipment obligation repayments.....................................          (37)               0
 Stock issuance expense......................................................          (69)               0
 Repayment of loans payable..................................................         (480)               0
 Increase in short-term bank credit .........................................          629                0
                                                                                       ---              ---
    Net cash provided by financing activities ...............................           43              151
                                                                                       ---              ---

 Net increase (decrease) in cash and cash equivalents.......................          (234)               6
 Effect of exchange rate changes on cash and cash equivalent.................          (20)              (2)
 Cash and cash equivalents at the beginning of the period....................          288               93
                                                                                      ----              ---

 Cash and cash equivalents at the end of the period.........................           $34              $97
                                                                                      ----              ---

 Supplemental disclosure of cash flow information:
 Cash paid during the period for
         Income taxes .......................................................          $38              $20
         Interest............................................................          $88             $411

 Supplemental disclosure of non-cash and financing activities:
 Two shareholder loans in the amount of $2,578 and $438
         were converted to equity in 1997





          See accompanying notes to consolidated financial statements.

                        MENTORTECH INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1.   Interim Financial Statements

     The accompanying financial information is unaudited, but in the opinion of management, reflects all adjustments (which include only normal recurring adjustments)  necessary  to present  fairly the  Company's  financial  position, operating results and cash flows for those periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulation of the Securities and Exchange Commission (the "Commission"). The comparative figures for the consolidated balance sheet for the year ended December 31, 1996, consolidated statements of operations for the three and nine month periods ended September 30, 1996 and the consolidated statements of cash flows for the nine months ended September 30, 1996 combines the data of Sivan Computers Training Center (1994) Ltd. ("Sivan") and Mashov Computer Based Training (C.B.T.) Ltd. ("Mashov CBT"). See Management's Discussion and Analysis, "Background" and "Financial Reporting." The financial information should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1996. Results for the interim period are not necessarily indicative of results for the entire year.

Note 2.  Recent Accounting Pronouncement

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (FAS 128), "Earnings Per Share". This statement is effective for the Company's year ending December 31, 1997. The statement redefines earnings per share under generally accepted accounting principles. Under the new standard, primary earnings per share is replaced by basic earnings per share and fully diluted earnings per share is replaced by diluted earnings per share.

     The impact of FAS 128 on the calculation of primary and fully diluted earnings per share for the three and nine months ended September 30, 1997 and 1996 is not material.

Note 3.  Pro Forma Results of Operations

     The unaudited financial statements for 1997 included in this report reflect the operations of Sivan and Mashov CBT for the nine months ended September 30, 1997, and PC Etcetera, Inc. since February 13, 1997, the date of the stock purchase transaction. See Management's Discussion and Analysis, "Background". Because of the change in control, the stock purchase transaction between Mashov and PC Etcetera, Inc. was accounted for as a reverse acquisition. Based on such accounting treatment, Sivan is reported as the surviving entity. The nine months ended September 30, 1996 includes the nine months operations of Sivan and the six months of operations (since inception) of Mashov CBT. It does not include the operations of PC Etcetera, Inc.

                        MENTORTECH INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

     On a pro forma basis had the acquisition occurred January 1, 1997, the pro forma results of operations for the nine months ended September 30, 1997 would have been as follows:


     Revenues                              $13,685,000
     Net (Loss)                            ($315,000)
     Net (Loss) Per Share                  ($0.01)

Note 4.  Accounting Policy

     For purposes of the Statements of Cash Flows, the Company considers all highly liquid instruments with maturity of three months or less when purchased to be cash equivalents.

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of PC Etcetera, Inc.:


We have audited the accompanying consolidated balance sheet of PC Etcetera, Inc. as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PC Etcetera, Inc. as of December 31, 1996, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                    /s/ERNST & YOUNG LLP


New York, New York
March 28, 1997

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of PC Etcetera, Inc.:


We have audited the accompanying consolidated statements of operations, stockholders' equity (deficit) and cash flows of PC Etcetera, Inc. and subsidiaries for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the result of operations and cash flows of PC Etcetera, Inc. and subsidiaries for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, certain factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                    /s/ARTHUR ANDERSEN LLP


New York, New York
March 8, 1996

                          PC ETCETERA, INC. (PCE U.S.)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996


Assets:
Current Assets:
Cash and cash equivalents                                           $50,445
Accounts  receivable,
  net of allowance for doubtful accounts of $20,189                 947,327
Prepaid expenses and other current assets                            31,985
                                                                  ---------
Total current assets                                              1,029,757
                                                                  ---------

Property and equipment net of accumulated
    depreciation and amortization of $446,038                       319,730
Other assets                                                         37,667
                                                                 ----------
Total assets                                                     $1,387,154
                                                                 ==========

Liabilities and Stockholders' Deficit:
Current Liabilities:
Accounts payable and accrued expenses                            $1,685,391
Loans payable - current portion                                     663,589
Loans payable - related party                                       470,833
Capital equipment obligations - current portion                      36,299
Deferred revenue                                                    120,308
                                                                  ---------
Total current liabilities                                         2,976,420
                                                                  ---------

Long-Term Liabilities:
Capital equipment obligations                                         6,834
Accounts payable - long-term                                        324,980
Deferred revenue                                                     66,656
                                                                  ---------
Total Liabilities                                                 3,374,890
                                                                  ---------

Commitments and Contingencies

Stockholders' Deficit:
Preferred stock, $.001 par value, 5,000,000
Shares authorized, 1,000,000 Series A Shares
Issued and outstanding                                                1,000
Common Stock, $.01 par value, 15,000,000
Shares authorized, 3,169,129 shares issued and outstanding           31,691
Additional paid-in capital                                        5,279,367
Accumulated deficit                                              (7,299,794)
                                                                 ----------
Total stockholders' deficit                                      (1,987,736)
                                                                 ----------
Total Liabilities and Stockholders' Deficit                      $1,387,154
                                                                 ==========

                             See Accompanying Notes

                          PC ETCETERA, INC. (PCE U.S.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                            1996                1995
                                                            ----                ----

Net revenues                                             $7,042,089         $11,148,929
Cost of revenues                                          4,964,144           7,231,364
                                                         ----------         -----------
Gross profit                                              2,077,945           3,917,565

Selling, general and administrative expenses              3,307,242           5,521,837
Research and development                                     58,214             891,686
Write down of software investment                                --           1,202,100
                                                         ----------         -----------
Operating loss                                           (1,287,511)         (3,698,058)

Gain on sales of subsidiaries                               181,771                  --
Other income                                                 66,672                  --
Interest expense, net of interest income of
  $3,476  and  $34,944                                     (174,067)           (147,917)
                                                        -----------         -----------
Net loss                                                ($1,213,135)        ($3,845,975)
                                                        ===========         ===========
Net loss per share:                                          ($0.39)             ($1.36)
                                                        ===========         ===========
Weighted average number of shares                         3,137,879           2,827,462
                                                        ===========         ===========













                             See Accompanying Notes

                          PC ETCETERA, INC. (PCE U.S.)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                       ADDITIONAL                     STOCKHOLDERS'
                                    PREFERRED   STOCK        COMMON       STOCK         PAID-IN        ACCUMULATED       EQUITY
                                     SHARES     AMOUNT       SHARES       AMOUNT        CAPITAL          DEFICIT        (DEFICIT)
                                     ------     ------       ------       ------        -------          -------        ---------

Balance,  December 31, 1994         1,000,000   $1,000      9,637,308     $96,374      $3,754,689      $(2,240,684)    $ 1,611,379
One for five reverse stock split           --       --     (7,709,846)    (77,099)         77,099               --              --
Issuance of common stock                   --       --      1,200,000      12,000       1,452,495               --       1,464,495
Net Loss                                   --       --             --          --              --       (3,845,975)     (3,845,975)
                                    ---------   ------     ----------     -------      ----------       ----------      ----------
Balance December 31, 1995           1,000,000    1,000      3,127,462      31,275       5,284,283       (6,086,659)       (770,101)
Issuance of common stock                   --       --         41,667         416            (416)              --              --
Expenses related to 1995 share
 registrations                             --       --             --          --          (4,500)              --          (4,500)
Net loss                                   --       --             --          --              --       (1,213,135)     (1,213,135)
                                    ---------   ------     ----------     -------      ----------       -----------     ----------
Balance December 31, 1996           1,000,000   $1,000      3,169,129     $31,691      $5,279,367      ($7,299,794)    ($1,987,736)
                                    =========   ======      =========     =======      ==========      ============    ===========










                             See Accompanying Notes

                          PC ETCETERA, INC. (PCE U.S.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                                1996               1995
                                                                                ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss                                                                     ($1,213,135)       ($3,845,975)
ADJUSTMENTS TO RECONCILE NET  LOSS TO NET
CASH (USED IN)  OPERATING ACTIVITIES:
Write down of software investment                                                     --          1,202,100
Depreciation and amortization                                                    236,091            814,591
Provision for (recovery of) doubtful accounts                                    (12,246)            32,435
Gain on sale of property and equipment                                                --             (6,690)
Gain on sale of subsidiaries                                                    (181,771)                --
Amortization of deferred revenue                                                 (66,672)                --

Changes in operating assets and liabilities:                                    (204,198)            93,584
Prepaid expenses and other current assets                                        (10,030)           (58,329)
Inventories                                                                       32,467            (32,467)
Assets held for sale                                                             379,611                 --
Accounts payable and accrued expenses                                            760,156            402,946
Deferred revenue                                                                  23,254            (49,588)
Liabilities held for sale                                                       (564,818)                --
                                                                               ---------         ----------
NET CASH  (USED IN) OPERATING ACTIVITIES                                        (821,295)        (1,447,393)
                                                                               ---------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Other assets                                                                      35,330             32,116
Purchase of  property and equipment                                              (49,306)          (160,640)
Proceeds from sale of property and equipment                                          --             72,672
Proceeds from sale of license                                                    200,000                 --
Proceeds from sale of subsidiaries, net                                          546,191                 --
                                                                                 -------         ----------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                              732,215            (55,852)
                                                                                --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayment  of loans payable - related party                           (252,374)           (53,774)
Proceeds from loans  payable - related party                                     187,500            500,000
Net proceeds (repayment ) - short term borrowings                                209,587           (118,693)
Repayment of capital equipment obligations                                      (152,152)          (183,541)
Net proceeds (expenses) from issuance of common and preferred stock               (4,500)         1,464,495
                                                                              ----------          ---------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                              (11,939)         1,608,487
                                                                               ---------          ---------


                          PC ETCETERA, INC. (PCE U.S.)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                         FOR THE YEARS ENDED DECEMBER 31

                                                                                  1996               1995
                                                                                  ----               ----

NET  (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                           (101,017)           105,242
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                     151,462             77,777
LESS CASH  AND CASH EQUIVALENTS INCLUDED IN NET ASSETS HELD FOR SALE                   0            (31,557)
                                                                                --------           --------
CASH AND CASH EQUIVALENTS, END OF YEAR                                           $50,445           $151,462
                                                                                 =======           ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for
Interest                                                                        $142,101           $173,758
Income taxes                                                                     $10,733             $4,217

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
   Capital lease obligations of $150,026 were incurred when the Company entered into lease arrangements for new equipment during the year ended December 31, 1995.
   The Company effectuated a 1 for 5 reverse stock split in April 1995 resulting in a reclassification between common stock and paid in capital of $77,099.
   Concurrent with the reverse stock split, 1,000,000 shares of preferred stock were converted into 1,000,000 (post reverse split) shares of common stock.





















                             See Accompanying Notes

                          PC ETCETERA, INC. (PCE U.S.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES


     PC ETCETERA, Inc. (the "Company") develops and offers instructor-led and computer-based personal computer training programs, and provides contract consulting services, primarily to large business and public sector organizations. For the years ended December 31, 1996 and 1995, revenues from instructor led training comprised 39% and 61% of total revenues, respectively, while consulting services and computer-based training ("CBT") revenues accounted for 56% and 27% and 5% and 12% of total revenues, respectively.

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries until the time they were either sold or closed. All material intercompany balances and transactions have been eliminated in consolidation.

     As of December 31, 1996, the Company had two facilities operating in New York City.

     As reflected in the Consolidated Financial Statements, the Company has experienced continuing net losses, negative cash flows from operations, a negative working capital and a stockholders' deficiency. The Company is currently working under a plan which has reduced overhead and expenses and improved profitability Additionally, the Company sold its Canadian subsidiary and California and Idaho training facilities and suspended operations at its Israeli subsidiary. Further, as described in Note 13, in February 1997, Mashov Computers Marketing Ltd. (MCM) acquired 69% of the common stock of the Company. It is the intent of MCM to provide continued financial support to the Company, if necessary, to meet its obligations for the next twelve months.

     A summary of the Significant Accounting Policies consistently applied in the preparation of the accompanying financial statements is as follows:

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          PC ETCETERA, INC. (PCE U.S.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Cash and Cash Equivalents

     The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash balances on deposit with one financial institution. Concentrations of credit risk with respect to accounts receivable are limited because the Company's customers are from a wide range of industries and no one customer accounts for more than ten percent of total revenue or accounts receivable as of December 31, 1996.

Property and Equipment

     Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Amortization of leasehold improvements is computed on the straight-line basis over the shorter of the period of the lease or the useful life of the asset.

Revenue Recognition

     Revenues related to instructor-led training are recognized over the life of the training course. CBT revenues are recognized upon delivery of the program. Contract consulting revenue is recognized as the services are performed. The Company's refund policy provides that dissatisfied trainees may either attend the same course without charge or the trainee's employer may request a full refund. It is Company policy to reserve for potential refunds; however, an allowance for refunds has not been established because historically minimal refunds have been issued. Retakes are provided on a seat availability basis and as such the Company incurs no financial exposure related to these retakes.

Research and Development

     All research and development costs are charged to expenses when incurred.

Income Taxes

    Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the

                          PC ETCETERA, INC. (PCE U.S.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Foreign Currency

     As of December 31, 1996, the Company suspended operations in Israel and sold its Canadian subsidiary. The financial records of the Israeli subsidiary are maintained in U.S. dollars because the currency of the primary economic environment in which the operations of the subsidiary are conducted (the functional currency) is the U.S. dollar. Transactions and balances in the Canadian subsidiary were maintained in Canadian dollars and translated into U.S. dollars in accordance with the principles set forth in Statement of Financial Accounting Standards No 52. Exchange gains and losses were not material for the years ended December 31, 1996 and 1995.

Reverse Split

     Except as otherwise indicated, all references herein to numbers of shares of Common Stock and per share amounts give retroactive effect to the Company's one-for-five reverse split effectuated on April 19, 1995.

Earnings per Share

     Earnings per share calculations are based on the weighted average number of shares of common stock outstanding and dilutive common stock equivalents outstanding. All earnings per share amounts have been adjusted to give effect to the reverse stock split.

Long-Lived Assets

     It is the Company's policy to estimate future gross revenues from and costs related to long-lived assets and to write off any amount in excess of the net realizable value. No such write off was necessary at December 31, 1996.

Inventories

     Inventories consist of computer software and components. Inventories are carried at the lower of cost or market determined by the first-in, first-out method.

                          PC ETCETERA, INC. (PCE U.S.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - PROPERTY AND EQUIPMENT

     Major classifications of property and equipment and their respective lives are summarized below:


                                December 31, 1996      Depreciable lives
                                -----------------      -----------------
Furniture and Fixtures              $191,188           5-8 years
Computer Equipment                   373,898           3 years
                                                       Shorter of term of lease
Leasehold Improvements               200,682           or useful life
                                     -------
Accumulated Depreciation
   and Amortization                 (446,038)
                                    --------

Net Property and Equipment          $319,730
                                    ========

Depreciation and amortization expense for the years ended December 31, 1996 and 1995 were $236,091 and $458,284, respectively. During the year ended December 31, 1996, $437,415 of property and equipment was fully depreciated and written off.

At December 31, 1996, property and equipment includes computer equipment under capital leases with a cost of $200,713 and accumulated amortization of $130,079.

NOTE 3 - LOANS PAYABLE

Short-Term Financing

     In 1990, the Company entered into a financing arrangement to finance its trade receivables (excluding those from the Company's subsidiaries). The arrangement expires on April 30, 1997. The balance outstanding under the arrangement is limited to 75% of eligible receivables and bears interest at the rate of 4% above prime per annum. In addition, the Company pays a facility fee of $7,500 per contract year or 2% of the average monthly daily cash balances of the loan, whichever is less. Borrowings under the arrangement are secured by the Company's accounts receivable. At December 31, 1996, the loan balance was $441,428.

Bank Debt

     In 1994, the Company obtained a bank loan for the purchase of state-of-the-art computer equipment and other fixed assets. The bank loan matures in May 1997 and carries an interest rate of 9% per annum. The bank loan at December 31, 1996 was $38,161 (all current).

                                 PC ETCETERA, INC. (PCE U.S.)
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

     In 1994, the Company's wholly-owned Israeli subsidiary obtained a working capital loan from a bank in Israel which was guaranteed by the Company. The loan balance at December 31, 1996 is $184,000 (all current) and carries an interest rate of 10% per annum.

Accounts Payable - Long Term

     In October 1996, the Company entered into an agreement with certain vendors. The agreement provided for specific payment terms based on the total debt to the vendor. Class A creditors (total indebtedness in excess of $3,000 each) will be paid in full through a four-year payment plan.

Loans from Related Parties

     In 1991, the Company obtained a loan from an unrelated party in the amount of $100,000 with a 10% interest rate. During the year ended December 31, 1993, the note was assigned to a then member of the Company's Board of Directors. The loan is payable on demand and is currently unsecured. The security agreement whereby the loan was secured by all personal property, other than that property secured pursuant to the financing agreement described above, was subsequently released. At December 31, 1996, the loan balance was $33,333.

     In 1995, the Company obtained a loan from certain related parties in the amount of $500,000 with a 10% interest rate. The loan is due on October 25, 1997 and is currently unsecured until such time as the Company is able to obtain waivers from certain lien holders of the Company. Simultaneously, in consideration of the loans, the lenders were issued warrants for the purchase of an aggregate of 75,000 shares of the Company's common stock at a price of $1.50 per share. These warrants were issued at a price in excess of market value. The loan agreement also provided that additional warrants be issued to the lenders equal to 11.25% of the outstanding principal amount on June 5, 1996, divided by $1.50. At June 5, 1996, the principal balance was $250,000 and as such, 18,750 additional warrants were issued. The total warrants issued of 93,750 are subject to certain anti-dilution provisions which increased the number of warrants outstanding at December 31, 1996 to 97,656. At December 31,1996, the loan balance was $250,000.

     In 1996, the Company obtained an additional loan from certain related parties in the amount of $187,500 with a 10% interest rate. Simultaneously with the receipt of the loan, each lender extended the maturity of the loans made by them pursuant to the above described 1995 loan agreement, to October 25, 1997. In consideration for making the loans, the Company agreed to issue to the lenders warrants for the purchase of an aggregate of 150,000 shares of Common Stock of the Company at a price of $0.25 per share. The fair value of the loan was estimated to be approximately $213,000. The warrants are subject to certain anti-dilution provisions.

                          PC ETCETERA, INC. (PCE U.S.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


Fair Value

     The following methods and assumptions were used by the Company in estimating its fair value disclosure for loans payable:

          Short Term Financing: The carrying amount of the Company's borrowings under its short term financing agreement approximates fair value.

          Bank Debt: The carrying amount of the Company's borrowings under its bank loans approximates fair value.

          Accounts Payable - Long Term: The carrying amount of the Company's long term accounts payable approximate fair value.

          Loans from Related Parties: The carrying amount of the Company's loans from related parties approximate fair value.

NOTE 4 - STOCKHOLDERS' EQUITY

     Effective April 19, 1995, the Company effectuated a one-for-five reverse split of the shares of Common Stock.

     In August 1994, the Company issued 3,300,000 shares of common stock in connection with the acquisition of substantially all of the assets of the ACE Division of Elron Electronic Industries Ltd. ("Elron") and Adar International, Inc. ("Adar"). PC Etcetera Israel, Ltd., ("PC Israel"), the Company's wholly-owned subsidiary, which operated the acquired businesses, suspended operations on March 31, 1996. In connection with the acquisition, the Company issued, or subsequently issued upon exercise of warrants, which were also issued in connection with the transaction with Elron, 1,000,000 shares of Series A preferred stock. After the above transactions there were 40,000 warrants outstanding.

     In March 1995, the Company issued an aggregate of 1,000,000 shares of Series B preferred stock and four-year warrants for the purchase of an aggregate of 2,500,000 shares of common stock (500,000 post split) at an exercise price of $.55 per share ($2.75 post split) for an aggregate purchase price of $1,500,000. Effective with the April 19, 1995 reverse split, the shares of Series B preferred stock were converted into 1,000,000 shares of common stock (post split) and the warrants became exercisable. These warrants were issued at an exercise price above market value. In addition, pursuant to the Series B preferred stock agreement the Company had undertaken to file a registration statement with the SEC to register the shares issuable upon conversion of the Series B preferred stock and upon exercise of the warrants. Since this registration statement had not been declared

                          PC ETCETERA, INC. (PCE U.S.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

effective by December 31, 1995, the Company issued 200,000 additional shares of common stock and 101,103 additional warrants at an exercise price of $2.75 per share, in accordance with the Series B preferred stock agreement. The above mentioned common stock and warrants were issued with anti-dilution provisions if either common stock or warrants are subsequently issued by the Company below specific amounts. Based on certain 1995 and 1996 transactions described in Note 3, 41,667 shares of common stock and 33,749 warrants to purchase additional shares of common stock were issued.

OPTIONS

     The Company has adopted an Amended and Restated 1987 Stock Option Plan under which 600,000 shares of the Company's common stock have been reserved for issuance to employees and non-employee Directors, among others.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No, 123, "Accounting for Stock-Based Compensation" requires use of options valuation models that were not developed for use in valuing employee stock options. The exercise price of the Company's employee stock options was equal to or above the market price of the underlying stock on the date of grant and, therefore, no compensation expense was recognized.

     Pro forma  information  regarding  net  income  and  earnings  per share is required by Statement 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996: risk free interest rate of 6.6%, volatility factor of the expected market price of the Company's common stock of .72, and the weighted-average expected life of the options of 5 years. Dividends are not expected in the future. Since the fair value for the options was determined to be de minimis, proforma information is not disclosed.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics of significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     All of the options were granted at or above fair market value as of the date of grant and no compensation expense was recorded.

                          PC ETCETERA, INC. (PCE U.S.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

     Stock option activity is summarized as follows:


                                                                  Weighted-
                                                                   Average
                                                      Shares    Exercise Price
                                                      ------    --------------

Outstanding December 31, 1994                         435,800        $3.31

Options Granted                                        30,000        $3.90
Options Canceled                                      (24,600)       $3.79
                                                      -------
Outstanding December 31, 1995 (288,100 exercisable
at option prices $.94 to $6.25)                       441,200        $3.17

Options Granted                                        20,000        $5.00
Options Canceled                                     (307,200)       $2.03
                                                     --------
Outstanding December 31, 1996 (154,000 exercisable
at option prices $.94 to $6.25)                       154,000        $3.56
                                                     ========

Options outstanding and exercisable at December 31, 1996 are as follows:


                                               Weighted-
                                                Average
                                               Remaining
                                              Contractual
Shares               Exercise Price             Life
------               --------------            -----
 16,900                   $.94                   .2
 30,000                  $1.05                   .2
  5,100                  $2.50                  1
 10,000                  $2.75                  1
 66,000                  $5.00                  3
 26,000                  $6.25                  5.75
-------
154,000

     At December 31, 1996, 600,000 options are available for grant.

WARRANTS

     The following is a summary of warrants outstanding and exercisable at December 31, 1996


                     Number of
Expiration Date       Warrants           Exercise Price        Description
---------------       --------           --------------        -----------
August 12, 1999        40,000                $5.00                 (1)

                                 PC ETCETERA, INC. (PCE U.S.)
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


March 15, 1999        634,852                $2.60                 (2)
December 31, 1998      36,000                $2.50                 (3)
December 5, 2000       97,656                $1.44                 (4)
October 25, 2001      150,000                $0.25                 (5)
                      -------
    Total             958,508

(1)  Warrants issued in connection with the Elron acquisition
(2) Warrants issued with the Series B preferred stock agreement, as adjusted for anti-dilution provisions
(3)  Warrants granted to a consultant
(4)  Warrants issued in connection with the 1995 loan from related parties
     (Note 3), as adjusted for anti-dilution provisions
(5)  Warrants issued in connection with the 1996 loan from related parties
     (Note 3)

     Subsequent to the balance sheet date 922,508 of the above noted warrants were converted into shares of common stock (See Note 13)

     At December 31, 1996, the Company has 958,508 shares of common stock reserved for issuance to the warrant holders.

NOTE 5 - LEASES

     The Company conducts its operations principally from leased facilities. These facilities consist of office and classroom space at eight locations pursuant to leases which expire through the year 2003. The Company has also entered into capital lease arrangements for certain fixed assets. Future minimum lease payments with respect to leases in effect at December 31, 1996 are as follows:


                                            Capital         Operating
                                            -------         ---------
1997                                        $44,566          $316,426
1998                                          8,215           298,794
1999                                              0           330,794
2000                                              0           330,794
2001                                              0           330,794
Thereafter                                        0           641,799
                                          ---------         ---------
                                            $52,781        $2,249,401
Less: Amounts representing interest          (9,648)       ----------
                                             ------
                                            $43,133
                                            =======

Rental expense for the years ended December 31, 1996 and 1995 was $456,083 and $1,010,138, respectively.

                          PC ETCETERA, INC. (PCE U.S.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - DEFERRED REVENUE

     The Company enters into agreements with certain clients whereby blocks of training coupons are purchased in advance at discount prices. The purchases are recorded as deferred revenue ($53,636 at December 31, 1996) which is recognized as revenues as classes are attended.

     In connection with the sale of the Canadian Subsidiary (see Note 12), the Company sold a nonrefundable license fee for certain computer software for $200,000. This license fee has been deferred and is being recognized over three years which is equal to the term of the license. At December 31, 1996, the deferred revenue amounted to $133,328 of which $66,672 has been included in current liabilities in the accompanying consolidated balance sheet.

NOTE 7 - SOFTWARE

     The Company's capitalized software consisted of the authoring tool used to develop the Company's CBT products. The total amount of software costs amortized for the year ended December 31, 1995 was $343,457. These costs are included in research and development since the software is only used for the development of CBT products. It is the Company's policy to project future gross revenues from, and costs related to, the software and to write off any amount in excess of the net realizable value. During the fourth quarter of 1995, in connection with the decision to suspend operations of PC Israel, the Company determined there would be no continuing value to the asset. As a result, it wrote off the entire remaining net book value of $1,202,100 in December, 1995.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

     The Company, and its former President and Executive Vice President are parties to an agreement which requires the Company, upon the death of either such person, to purchase from the estate of such person up to $500,000 of the Company's Common Stock at a price per share equal to the Company's revenues for the last four completed fiscal quarters immediately preceding the date of death divided by the number of outstanding shares of Common Stock at the time of death. The Company's purchase obligation is conditioned upon its receipt of, and is only to the extent of, life insurance proceeds on such persons.

                          PC ETCETERA, INC. (PCE U.S.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 - FOREIGN OPERATIONS


RESULTS OF FOREIGN OPERATIONS

                                            FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                           ELIMINA-      CONSOLI-
                                      US          CANADA       ISRAEL       TIONS        DATED
                                 ------------- ------------ ------------ -----------  ------------
REVENUE FROM UNRELATED            $6,982,928            $0      $59,161         --      $7,042,089
THIRD PARTIES
INTERCOMPANY REVENUE                       0             0            0         --               0
                                         ---           ---          ---                        ---

TOTAL REVENUE                     $6,982,928            $0      $59,161         --      $7,042,089
                                  ==========           ===      =======                 ==========
NET LOSS                           ($889,289)           $0    ($323,846)        --     $(1,213,135)
                                 ===========           ===    =========                ===========
IDENTIFIABLE ASSETS               $1,387,154            $0           $0         --      $1,387,154
                                  ==========           ===          ===                 ==========


                                            FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                           ELIMINA-      CONSOLI-
                                      US          CANADA       ISRAEL       TIONS        DATED
                                 ------------- ------------ ------------ -----------  ------------
REVENUE FROM UNRELATED            $7,097,409    $3,335,461     $716,059         --     $11,148,929
THIRD PARTIES
INTERCOMPANY REVENUE                       0             0      174,517   (174,517)             --
                                         ---           ---     --------  ---------             ---
TOTAL REVENUE                     $7,097,409    $3,335,461     $890,576   $174,517     $11,148,929
                                  ==========    ==========     ========   ========     ===========
NET INCOME (LOSS)                ($3,166,529)     ($23,106)   ($656,340)                $3,845,975
                                 ===========    ==========    =========                 ==========
IDENTIFIABLE ASSETS               $1,542,285      $644,771     $379,611                 $2,566,667
                                  ==========     =========     ========                 ==========


NOTE 10 - RETIREMENT PLAN

    The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code for its employees. Participants can make elective contributions subject to certain limitations. The Company can make a discretionary matching contribution on behalf of all participants. The Company made a contribution of $15,824 and $11,064 in 1996 and 1995, respectively.

NOTE 11 - INCOME TAXES

     There was no income tax expense or benefit recorded for the years ended December 31, 1996 or 1995.

     The Company has a net operating loss ("NOL") carry forward for income tax purposes which is available to offset future taxable income. This NOL totals $5,485,000 and expires in the years

                          PC ETCETERA, INC. (PCE U.S.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2006 through 2011. The Company has a capital loss carry forward for income tax purposes, which totals $1,202,000 and expires in 2000.

     Components of the Company's deferred tax asset and liability at December 31, 1996 is as follows:


Net operating loss carry forwards                    $2,194,000
Capital loss carry forward                              481,000
Deferred revenue                                        (53,000)
                                                   ------------
                                                      2,622,000
Valuation allowance                                  (2,622,000)
                                                     ----------
Net deferred tax asset                                       --

     The change in valuation allowance amounted to $828,000 and $1,559,000 respectively, for the years ended December 31, 1996 and 1995.

     The change in stock ownership discussed in Note 13 will result in a limitation on the annual utilization of net operating loss carry forwards.

NOTE 12 - GAIN ON SALE OF SUBSIDIARY

     Effective January 1, 1996, all of the outstanding stock of the Company's Canadian subsidiary was sold to a private company for net proceeds of $504,000.

     Effective April 1, 1996 the Company sold the San Francisco California and Boise Idaho training operations for net proceeds of $42,000.

NOTE 13 - SUBSEQUENT EVENTS

     Effective February 6, 1997, Mashov Computers Marketing Ltd., ("MCM") acquired a 69% interest in the Company. In consideration of the foregoing, MCM transferred to the Company all of its interest in Sivan Computers Training Center ("Sivan") and Mashov Computer Based Training ("Mashov CBT"). MCM received 8,438,924 shares of common stock and 658,412 shares of preferred stock par value $.001, each share of preferred being convertible into ten shares of common stock having a ten to one voting right in relation to shares of common stock. This transaction will be accounted for as a reverse acquisition.

     Concurrently with the above purchase transaction, the Company entered into a conversion and waiver agreement whereby the following took place:

                          PC ETCETERA, INC. (PCE U.S.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

     The 1,000,000 shares of Series A Preferred Shares held by Elron Electronic Industries was converted into 200,000 shares of common stock. (See Note 4).

     The loans the Company received from certain stockholders aggregating $437,500 as of December 31, 1996 were converted into 1,750,000 shares of common stock. (See Note 3).

     The holder of warrants (See Note 4) agreed to convert a total of 1,432,519 warrants (consisting of 922,508 warrants outstanding at December 31, 1996 (See
Note 4) which were subsequently adjusted in 1997 under anti dilution provisions) into 344,464 shares of common stock.

=============================================             ==========================================
     No person has been  authorized in  connection  with the                    MENTORTECH INC.
offering made hereby to give any  information or to make any
representation  not  contained in this  Prospectus,  and, if                    14,470,226 Shares
given or made, such information or  representation  must not                           of
be relied upon as having been  authorized  by the Company or                      Common Stock
any  Underwriter.  This  Prospectus  does not  constitute an offer to sell or a  solicitation  of any offer to buy any of the securities  offered hereby to any person or by anyone in any  jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made  hereunder  shall,  under  any  circumstances, create any implication that the information contained herein is correct as of any date subsequent to date hereof.

              TABLE OF CONTENTS
                                                 Page
                                                 ----
Prospectus Summary...........................      4
Risk Factors.................................      7
Use of Proceeds..............................     12
Capitalization...............................     12
Dividend Policy..............................     13                                 PROSPECTUS
Price Range of Common Stock..................     13
Unaudited Pro Forma Financial Data...........     14
Selected Financial Data......................     18
Management's Discussion and Analysis of
Financial Condition and Results of Operations     20
Business.....................................     27
Management...................................     39
Certain Transactions.........................     45
Equity Ownership of Principal and Selling
  Stockholders and Officers and Directors....     47
Shares Eligible for Future Sale..............     52
Description of Capital Stock.................     52
Conditions in Israel ........................     55
Plan of Distribution.........................     58
Legal Matters................................     59
Experts......................................     59                               , 1998
Change in Accountants........................     60
Additional Information.......................     60
Index to Financial Statements................    F-1

=============================================             ==========================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are estimated as follows:

     Amount
Securities and Exchange Commission registration fee..................$ 2,126
Legal fees and expenses.............................................. 42,500
Accounting fees and expenses......................................... 15,000
Printing.............................................................  3,500
Transfer agent's fees................................................  2,000
Miscellaneous........................................................  4,874
                                                                       -----
         Total........................................................$70,000

     None of the above expenses will be paid by the Selling Stockholders.

Item 24. Indemnification of Directors and Officers.

     Pursuant  to  the  provisions  of  Section  145  of  the  Delaware  General
Corporation Law the Company has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith for the Company or for other organizations at the request of the Company.

     Article VIII of the Company's Certificate of Incorporation, as amended, provides that no director of the Company shall be liable for monetary damages for breach of fiduciary duty, except to the extent that the DGCL prohibits the elimination of liability of directors for breach of fiduciary duty.

     Article IX of the Company's Certificate of Incorporation, as amended, provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

     Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Article IX of the Company's Certificate of Incorporation, as amended, further provides that the indemnification provided therein is not exclusive and provides that in the event that the Delaware General Corporation Law is amended to expand or limit the indemnification permitted to directors or officers, the Company must indemnify those persons to the fullest extent permitted by such law, as so amended.

Item 26.  Recent Sales of Unregistered Securities.

                                                                                                          Aggregate
Offering               Subscriber                           Amount of Securities                          Consideration
--------               ----------                           --------------------                          -------------
March 1995             Special Situations Group             556,863 Series B Preferred  Stock
Private                                                     355,269 Warrants (1)(2)                       $500,000
Placement
                       Rho Management Trust I               556,863 Series B Preferred  Stock
                                                            355,269 Warrants(1)(2)                        $500,000

                       Star Group                           556,863 Series B Preferred  Stock
                                                            355,269 Warrants(1)(2)                        $500,000


                                                                                                           Aggregate
Offering               Subscriber                           Amount of Securities                          Consideration
--------               ----------                           --------------------                          -------------
December 1995          Rho Management Trust I                250,000 Common Stock
Bridge Loans                                                  39,062 Warrants (1)(2)                       $67,000

                       Star Group                            250,000 Common Stock
                                                              39,062 Warrants (1)(2)                       $67,000

                       Elron Electronic Industries           250,000 Common Stock
                                                              39,062 Warrants (1)(2)                       $67,000

                       Gilbert H. Steinberg                  250,000 Common Stock
                                                              39,062 Warrants (1)(2)                       $67,000

                       Rho Management Trust I                250,000 Common Stock                         $125,000
                                                              56,820 Warrants (1)(2)
                       Elron Electronic Industries           250,000 Common Stock
                                                              56,820 Warrants (1)(2)                      $125,000
                       Gilbert H. Steinberg                  250,000 Common Stock
                                                              56,820 Warrants (1)(2)                      $125,000
February               Rho Management Trust I                109,808 Common Stock                             (3)
1997                   Star Group                             64,444 Common Stock                             (3)
Conversion             Elron Electronic Industries            60,405 Common Stock                             (3)
                       Gilbert H. Steinberg                   59,749 Common Stock                             (3)
                       Special Situations Group               50,059 Common Stock                             (3)

February 1997          Mashov Computers                      763,329 Common Stock                             (4)
Stock Purchase         Marketing Ltd.                        658,412 Series C Preferred Stock                 (4)
Transaction
                       Helix Capital Corp., LLC              668,532 Common Stock                             (5)

October 1997           Gail Trugman-Nikol                    127,273 Common Stock                             (6)
Acquisition of
GLTN Computer
Consultants, Inc.

December 1997          Mashov Computers                    2,112,726 Common Stock                             (7)
Conversion of              Marketing Ltd                   1,056,363 Warrants
Debt


                                                                                                           Aggregate
Offering               Subscriber                            Amount of Securities                         Consideration
--------               ----------                            --------------------                         -------------
December               Special Situations Private Equity     909,090 Common Stock                             (8)
1997 Private               Fund, L.P.                        454,545 Warrants
Offering of Units
                       SIL Nominess                          751,820 Common Stock                             (8)
                                                             375,910 Warrants

                       Michael R. Bruce                       80,000 Common Stock                             (8)
                                                              40,000 Warrants

                       Awad & Associates L.P.                100,000 Common Stock                             (8)
                                                              50,000 Warrants

                       James F. Joy                           46,000 Common Stock                             (8)
                                                              23,000 Warrants

                       Daniel B. Katz and Gail P. Katz        46,000 Common Stock                             (8)
                           JTTEN                              23,000 Warrants

                       Jan Mitchell                          180,000 Common Stock                             (8)
                                                              90,000 Warrants



                                                                                                           Aggregate
Offering               Subscriber                          Amount of Securities                           Consideration
--------               ----------                          --------------------                           -------------
December 1997          James R. Tesone and Nancy              74,000 Common Stock
Private Offering           Barrand JTTEN                      37,000 Warrants                                 (8)
of Units
                       Lance Zipper                           20,000 Common Stock
                                                              10,000 Warrants                                 (8)

                       Steven Margulies                       24,000 Common Stock
                                                              12,000 Warrants                                 (8)

                       Peter Coolidge IRA                     20,000 Common Stock
                                                              10,000 Warrants                                 (8)

                       David M. Holzer                        20,000 Common Stock
                                                              10,000 Warrants                                 (8)

                       Delaware Charter TTEE                  38,000 Common Stock
                           Retirement Plan DTD 1-1-78         19,000 Warrants                                 (8)
                           FBO Robert S. Anderson

                       Joan M. Finsilver                     100,000 Common Stock                             (8)
                                                              50,000 Warrants

                       Brian Harra IRA Rollover               20,000 Common Stock                             (8)
                                                              10,000 Warrants

                       Joseph Kornreich                       20,000 Common Stock                             (8)
                                                              10,000 Warrants

                       Stacey Kornreich                       20,000 Common Stock                             (8)
                                                              10,000 Warrants

                       Craig Kornreich                        20,000 Common Stock                             (8)
                                                              10,000 Warrants

                       Norman C. Fields                       60,000 Common Stock                             (8)
                                                              30,000 Warrants

                       Chester A. Barrand                    100,000 Common Stock                             (8)
                                                              50,000 Warrants

                       Helix Capital II, LLC                 200,000 Common Stock                             (8)
                                                             100,000 Warrants

                       John C. Moore, III                     20,000 Common Stock                             (8)
                                                              10,000 Warrants


                                                                                                          Aggregate
Offering               Subscriber                          Amount of Securities                           Consideration
--------               ----------                          --------------------                           -------------
December 1997          FM Multi-Strategy Investment          100,000 Common Stock
Private Offering       Fund L.P.                          50,000 Warrants                                 (8)
of Units
                       Steven Slawson                         46,000 Common Stock
                                                              23,000 Warrants                                 (8)

                       Joseph A. Vafi and Roxanne M.          20,000 Common Stock
                           Vafi (IRA JTTEN)                   10,000 Warrants                                 (8)

                       Gordon W. McCoun IRA                   20,000 Common Stock
                                                              10,000 Warrants                                 (8)

                       Christopher D. Illick                  20,000 Common Stock
                                                              10,000 Warrants                                 (8)

                       A. Brean Murray                       100,000 Common Stock
                                                              50,000 Warrants                                 (8)

                       Brean Murray Profit Sharing           100,000 Common Stock
                       Trust                                  50,000 Warrants                                 (8)

                       Uzi Zucker                            140,000 Common Stock                             (8)
                                                              70,000 Warrants

                       Neal M. Richard                        10,000 Common Stock                             (8)
                                                               5,000 Warrants

                       The R Trust                            20,000 Common Stock                             (8)
                                                              10,000 Warrants

                       Wolfson Equities                       20,000 Common Stock                             (8)
                                                              10,000 Warrants

                       Wolfson Family Trust                   20,000 Common Stock                             (8)
                                                              10,000 Warrants

                       Hilltop Partners, L.P.                 20,000 Common Stock                             (8)
                                                              10,000 Warrants

                       Hilltop Offshore Limited               20,000 Common Stock                             (8)
                                                              10,000 Warrants

                       David J. Mitchell                      46,000 Common Stock                             (8)
                                                              23,000 Warrants



                                                                                                           Aggregate
Offering               Subscriber                          Amount of Securities                           Consideration
--------               ----------                          --------------------                           -------------
December 1997          Dorothy Finsilver Trust               100,000 Common Stock
Private Offering                                              50,000 Warrants                                 (8)
of Units
                       Elizabeth A. Clements, Trustee
                           u/w J. A. Clements                 20,000 Common Stock
                                                              10,000 Warrants                                 (8)
                       GR&SA Beachley
                                                              20,000 Common Stock
                                                              10,000 Warrants                                  (8)
                       Margaret H. Duckworth
                                                              20,000 Common Stock
                                                              10,000 Warrants                                  (8)

---------------------------------

(1)  Includes associated Penalty Securities.

(2)  Includes associated Antidilution Securities.

(3) Received Common Stock in exchange for conversion of outstanding Preferred Stock and/or Warrants.

(4)  Issued in connection with the Stock Purchase Agreement.

(5) Acted as financial advisor to PCE U.S. in connection with the stock purchase transaction.

(6)  Assets of GLTN Computer Consultants, Inc.

(7)  Surrendered demand note in the amount of U.S. $1,162,000.

(8) An aggregate amount of cash of $2,250,000 was received by the Company from all the subscribers in the Company's December, 1997 private offering of Units.

Item 27.  Exhibits.


Exhibit
Number            Description of Exhibit
------            ----------------------

2.1 Stock Purchase Agreement dated February 6, 1997 and effective February 13, 1997 by and between the Company and Mashov (1)

3.1  Certificate of Incorporation, as amended (2)

3.2 Certificate of Amendment of Certificate of Incorporation with regard to the change of the Company's name and the increase in the Company's authorized capital stock (3)

3.3  By-Laws (4)

4.1  Specimen Common Stock Certificate (5)

4.2  Form of 1997 Subscription Agreement

4.3  Form of December 10, 1997 Warrant Agreement

4.4  Form of Brean Murray Warrant

5.1  Opinion of Carter, Ledyard & Milburn

10.1 Lease for premises situated at 462 Seventh Avenue, 18th Floor, New York, New York (6)

10.2 Lease for premises situated at 462 Seventh Avenue, 4th Floor New York, New York (7)

10.3 1997 Stock Option Plan (3)

10.4 Employment Agreement of Roy Machnes (8)

10.5 Employment Agreement of Elan Penn (8)

10.6 Employment Agreement of Terry I. Steinberg (8)

23.1 Consent of Kost, Levary & Forer

23.2 Consent of Ernst & Young LLP

23.3 Consent of Arthur Andersen LLP

23.4 Consent of Carter, Ledyard & Milburn (contained in Exhibit 5.1)

24.1 Power of Attorney*

_________

(1) Filed as an exhibit to the Company's Current Report on Form 8-K for an event dated February 13, 1997 and hereby incorporated by reference thereto.

(2) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 and incorporated herein by reference, as amended by document filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993 and hereby incorporated by reference thereto.

(3) Filed as exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended June 30, 1997 and hereby incorporated by reference thereto.

(4) Filed as an exhibit to the Company's Registration Statement on Form S-18 (File No. 33- 19521) and hereby incorporated by reference thereto.

(5) Filed as an exhibit to the Company's Registration Statement No. 33-93842 on Form S-2 and incorporated herein by reference.

(6) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993 and hereby incorporated by reference thereto.

(7) Filed as an exhibit to the Company's Current Report on Form 8-K/A Amendment No. 2 for an event dated February 24, 1997 and hereby incorporated by reference thereto.

(8) Filed as a "Related Agreement" to the Stock Purchase Agreement, which was filed as an exhibit to the Company's Current Report on Form 8-K for an event dated February 13, 1997 and hereby incorporated by reference thereto.

Item 28.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee " table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person n connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 28th day of January, 1998.

                                                     MENTORTECH, INC.


                                                     By: /s/Roy Machnes
                                                         --------------
                                                         Roy Machnes
                                                         President and
                                                         Chief Executive Officer


                                Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy Machnes and Terry I. Steinberg, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



Signature               Title                                   Date
---------               -----                                   ----
/s/Roy Machnes
--------------
Roy Machnes          Chairman, President, and Chief             January 28,1998
                     Executive Officer

Signature               Title                                   Date
---------               -----                                   ----

/s/Terry I.Steinberg
--------------------
Terry I. Steinberg      Executive Vice President and Director   January 28, 1998



 /s/Adrienne Haber
--------------------    Controller (Principal Accounting        January 28, 1998
Adrienne Haber          Officer)


/s/Elan Penn
------------
Elan Penn               Chief Financial Officer and Director    January 28, 1998


/s/David Assisa
---------------
David Assia             Director                                January 28, 1998



---------------
Jack Dunietz            Director                                January  , 1998


/s/Martin Kahn
--------------
Martin Kahn             Director                                January 28, 1998

                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit
------            ----------------------

2.1 Stock Purchase Agreement dated February 6, 1997 and effective February 13, 1997 by and between the Company and Mashov (1)

3.1  Certificate of Incorporation, as amended (2)

3.2 Certificate of Amendment of Certificate of Incorporation with regard to the change of the Company's name and the increase in the Company's authorized capital stock (3)

3.3  By-Laws (4)

4.1  Specimen Common Stock Certificate (5)

4.2  Form of 1997 Subscription Agreement

4.3  Form of December 10, 1997 Warrant Agreement

4.4  Form of Brean Murray Warrant

5.1  Opinion of Carter, Ledyard & Milburn

10.1 Lease for premises situated at 462 Seventh Avenue, 18th Floor, New York, New York (6)

10.2 Lease for premises situated at 462 Seventh Avenue, 4th Floor New York, New York (7)

10.3 1997 Stock Option Plan (3)

10.4 Employment Agreement of Roy Machnes (8)

10.5 Employment Agreement of Elan Penn (8)

10.6 Employment Agreement of Terry I. Steinberg (8)

23.1 Consent of Kost, Levary & Forer

23.2 Consent of Ernst & Young LLP

23.3 Consent of Arthur Andersen LLP

23.4 Consent of Carter, Ledyard & Milburn (contained in Exhibit 5.1)

24.1 Power of Attorney*

_________

(1) Filed as an exhibit to the Company's Current Report on Form 8-K for an event dated February 13, 1997 and hereby incorporated by reference thereto.

(2) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 and incorporated herein by reference, as amended by document filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993 and hereby incorporated by reference thereto.

(3) Filed as exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended June 30, 1997 and hereby incorporated by reference thereto.

(4) Filed as an exhibit to the Company's Registration Statement on Form S-18 (File No. 33- 19521) and hereby incorporated by reference thereto.

(5) Filed as an exhibit to the Company's Registration Statement No. 33-93842 on Form S-2 and incorporated herein by reference.

(6) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993 and hereby incorporated by reference thereto.

(7) Filed as an exhibit to the Company's Current Report on Form 8-K/A Amendment No. 2 for an event dated February 24, 1997 and hereby incorporated by reference thereto.

(8) Filed as a "Related Agreement" to the Stock Purchase Agreement, which was filed as an exhibit to the Company's Current Report on Form 8-K for an event dated February 13, 1997 and hereby incorporated by reference thereto.